UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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THE DRESS BARN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THE DRESS BARN, INC.
30 Dunnigan Drive
Suffern, New York 10901

NOTICE OF ANNUAL MEETING

To the Shareholders of

THE DRESS BARN, INC.:

NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF SHAREHOLDERS OF THE DRESS BARN, INC. (the “Company”) will be held at the Company’s principal executive offices at 30 Dunnigan Drive, Suffern, New York, on Wednesday, November 30, 2005 at 2:00 P.M. for the following purposes:

1.	To elect four Directors;
2.	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 75,000,000 shares;
3.	To amend the Company’s 2001 Stock Option Plan;
4.	To approve the Company’s Executive 162(m) Bonus Plan;
5.	To approve the Company’s 2005 Employee Stock Purchase Plan; and
6.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on October 17, 2005 will be entitled to notice of and to vote at the meeting.

By Order of the Board of Directors.

ELLIOT S. JAFFE
Chairman of the Board

October 31, 2005

NOTE: Shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please complete, sign and send in your proxy promptly in the enclosed envelope so your vote can be recorded. We enclose in this mailing the Notice of Annual Meeting of Shareholders, Proxy Statement, Proxy and the Annual Report of the Company for the fiscal year ended July 30, 2005.

THE DRESS BARN, INC.
30 Dunnigan Drive
Suffern, New York 10901

PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of The Dress Barn, Inc. (the "Company") in connection with the solicitation by the Company's Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on November 30, 2005, and any adjournments thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. This Proxy Statement and the enclosed form of Proxy are first being mailed to shareholders on or about October 31, 2005.

The Company had outstanding 30,304,616 shares of common stock on the record date of October 17, 2005. Each share of common stock of the Company outstanding on the record date is entitled to one vote at the Annual Meeting. Voting is not cumulative. The Company is required to have a quorum to hold the Annual Meeting. A quorum is a majority of the outstanding shares, present or represented by proxy. Abstentions and broker “non-votes” are counted for purposes of determining a quorum. An abstention is a properly signed proxy card that is marked “abstain.” A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

The cost of this Proxy Statement and of solicitation of proxies will be borne by the Company. A shareholder may revoke any proxy at any time prior to its exercise (such as by attending the Annual Meeting and voting in person or by sending a letter of revocation to the Secretary of the Company).

PROPOSAL 1

PROPOSAL TO ELECT DIRECTORS

General

The Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company provides for a classified Board divided into three classes, each with a staggered three-year term of office and each class of Directors as nearly equal in the number of Directors as possible. The current number of Directors is nine (and thus each class consists of three directors). At the Annual Meeting, four Directors are to be elected: three for three-year terms and one for a one-year term. On the recommendation of the Nominating Committee, the Board has nominated David R. Jaffe, Klaus Eppler and Kate Buggeln, current directors whose terms of office expire at the Annual Meeting, for election for three-year terms expiring at the 2008 Annual Meeting of Shareholders. David R. Jaffe was nominated for a three-year term to maintain an equal number of directors in each class, though his current term of office as a Director would otherwise expire at the 2006 Annual Meeting of Shareholders. Edward D. Solomon, who has been a Director since 1990 and whose term of office as a Director expires at the Annual Meeting, is retiring from the Board. On the recommendation of the Nominating Committee, the Board has nominated Randy L. Pearce for election for a one-year term.

Directors will be elected by a plurality of the votes cast for that class of Director at the Annual Meeting. This means that the three nominees with the most votes for election for the three-year terms will be elected and the nominee with the most votes for the one-year term will be elected. The Company will count only votes cast for a nominee, except that a shareholder’s proxy will be voted FOR the four nominees described in this Proxy Statement unless the shareholder instructs the Company to the contrary in his or her proxy.

The Board of Directors Recommends that Shareholders Vote FOR the Election of All Nominees for Director

Nominees For Election as Director For Three-Year Terms Expiring in 2008

Name of Nominees and Age	Director Since
David R. Jaffe, 46	2001
Klaus Eppler, 75	1993
Kate Buggeln, 44	2004

DAVID R. JAFFE has been President and Chief Executive Officer since 2002. Previously he had been Vice Chairman and Chief Operating Officer since 2001. Mr. Jaffe joined the Company in 1992 as Vice President Business Development and became Senior Vice President in 1995, Executive Vice President in 1996 and Vice Chairman in 2001. He is the son of Elliot S. and Roslyn S. Jaffe, Directors and executive officers of the Company, and the brother of Elise Jaffe, an executive officer of the Company.

KLAUS EPPLER is a pensioned partner in the law firm of Proskauer Rose LLP, General Counsel for the Company. He was an equity partner of Proskauer Rose LLP from 1965 to 2001. Mr. Eppler is also a Director of Bed Bath & Beyond Inc.

KATE BUGGELN is on the Governing Board of the Business Council for Peace. Ms. Buggeln was Senior Vice President, Strategic Planning and Business Development for Coach, Inc. from 2001 to 2004. In addition, Ms. Buggeln was President of boo.com, a division of Fashionmall, Inc. from 2000 to 2001 and Senior Vice President of Lakewest Group, a private consulting company, from 1996 to 2000. Ms. Buggeln is also a Director of Circles, a private Boston-based marketing company servicing Fortune 500 companies.

Nominee For Election as Director For One-Year Term Expiring in 2006

RANDY L. PEARCE, age 50, has been the Executive Vice President and Chief Financial and Administrative Officer of Regis Corporation, an owner, operator and franchisor of hair and retail product salons, since 1999, and has held various executive positions at Regis Corporation since 1985. Prior to joining Regis Corporation, Mr. Pearce worked for the international public accounting firm of Coopers & Lybrand, L.L.P. Mr. Pearce was recommended for addition to the Board by an investment banking firm with whom the Company had a prior relationship. In nominating Mr. Pearce, the Board has determined that he qualifies as an audit committee financial expert. If Mr. Pearce is elected as a Director, it is anticipated that the Board will appoint him Chair of the Audit Committee of the Board, effective upon the expiration of Edward D. Solomon’s term of office as a Director at the Annual Meeting.

Other Directors with Terms Expiring in 2006

Name of Director and Age	Director Since
Roslyn S. Jaffe, 76	1966
John Usdan, 48	2002

ROSLYN S. JAFFE has been the Company's Secretary since she co-founded the Company in 1962 and Treasurer since 1983. Ms. Jaffe is the spouse of Elliot S. Jaffe, and they are the parents of David R. Jaffe, a Director and executive officer of the Company, and Elise Jaffe, an executive officer of the Company.

JOHN USDAN has, since 1981, been President of Midwood Management Corporation, a company specializing in real estate ownership, development and management. Mr. Usdan is also a Director of Merchants National Properties.

Other Directors with Terms Expiring in 2007

Name of Director and Age	Director Since
Elliot S. Jaffe, 79	1966
Marc Lasry, 46	2004
Burt Steinberg, 60	1983

ELLIOT S. JAFFE, Chairman of the Board and Co-Founder of the Company, was Chief Executive Officer since the founding of the Company in 1962 until 2002. Mr. Jaffe serves as a Director of The Zweig Fund, Inc., The Zweig Total Return Fund, Inc. and the Salomon Smith Barney Family of Funds. Mr. Jaffe is the spouse of Roslyn S. Jaffe, and they are the parents of David R. Jaffe, a Director and executive officer of the Company, and Elise Jaffe, an executive officer of the Company.

MARC LASRY was the Founder and has been Managing Partner of Avenue Capital Group, a mutual fund manager specializing in distressed securities, since 1996. Mr. Lasry was also the Founder and has been President of Amroc Securities, LLC, one of the largest distressed broker/dealers, since 1996.

BURT STEINBERG, Executive Director of the Company since 2001, was Chief Operating Officer of the Company from 1989 until 2001, first as President and then as Vice Chairman. Mr. Steinberg was in charge of the Company’s merchandising activities from 1982 until 2001. He is also a Director of Provident Bancorp, Inc.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

During the fiscal year ended July 30, 2005 (“fiscal 2005”), the Board met nine times. The Company has standing Audit, Compensation and Stock Incentive, and Nominating Committees of the Board. During fiscal 2005, the Audit Committee held nine meetings, the Compensation and Stock Incentive Committee held four meetings and the Nominating Committee held one meeting. In addition, various actions were taken by the Board and these Committees without a meeting. The Charters of the Audit Committee and the Compensation and Stock Incentive Committee, and the Company’s Policies regarding Director Nominations, Shareholder Communications and Annual Meeting Attendance, are available on the Company’s website at www.dressbarn.com under the “About Us, Investor Relations, Corporate Governance, Committees/Members” section. During fiscal 2005, each director attended at least 75% of the Board meetings and the meetings of the Committees on which he or she served, except that Marc Lasry attended a majority, but less than 75%, of the 13 meetings of the Board and Committees during the time he served on such Committees during fiscal 2005.

The Board has determined that a majority of the Board and all members of the standing Committees are independent pursuant to applicable Securities and Exchange Commission and NASDAQ rules. The current members of the Audit Committee are Edward D. Solomon (Chair), John Usdan and Kate Buggeln. Subject to the election of Mr. Pearce as a Director at the Annual Meeting, it is anticipated that the Board will appoint him Chair of the Audit Committee, effective upon the expiration of Mr. Solomon’s term of office as a Director at the Annual Meeting. The function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities of reviewing the Company’s financial reports and information and its auditing, accounting and financial reporting processes. In addition, the functions of the Audit Committee include, among other things, direct responsibility for the engagement or discharge of independent auditors, discussing with the auditors their review of the Company’s quarterly results, discussing with the auditors and management the audited financial statements and the Company’s internal accounting controls and approving any non-audit services provided by the auditors.

The current members of the Compensation and Stock Incentive Committee are John Usdan (Chair), Edward D. Solomon and Kate Buggeln. The Compensation and Stock Incentive Committee reviews and determines the Company's policies and programs with respect to compensation of executive officers and administers the Company's stock incentive plans.

The current members of the Nominating Committee are Marc Lasry (Chair) and John Usdan. The function of the Nominating Committee is to aid the Board by reviewing and recommending changes in policies regarding Director nominations, evaluating and recommending for the Board’s selection nominees for election to the Board, and considering and recommending to the Board changes in the Company’s corporate governance policies. In considering possible candidates for election as a Director, the Nominating Committee takes into account, in addition to such other factors as it shall deem relevant, such factors as the desirability of selecting directors who are of high character and integrity; are accomplished in their respective fields; have sufficient time available to devote to the Company; and are selected such that the Board represents a range of backgrounds and experience. The Nominating Committee’s policy is to identify potential nominees based on suggestions from the Company’s Chairman, Chief Executive Officer, members of the Nominating Committee, other members of the Board, other executive officers, shareholders and by other means, and to evaluate such persons as a committee. In addition, from time to time, the Board may determine that it requires a director with a particular expertise or qualification and will actively recruit such a candidate.

Shareholders may nominate director candidates for consideration by the Nominating Committee in accordance with the Company’s by-laws and the Company’s policies available on the Company’s website at www.dressbarn.com under the “About Us, Investor Relations, Corporate Governance, Committees/Members” section. The Nominating Committee will evaluate candidates proposed by shareholders using the same criteria as for other candidates.

The Company encourages, but does not require, the members of the Board to attend the Company’s annual meeting of its shareholders. All Directors then in office attended last year’s Annual Meeting of Shareholders.

Compensation of Directors

Effective with the 2004 Annual Meeting of Shareholders held on November 17, 2004, the annual fee the Company paid its Directors who are not also officers of the Company was increased from $15,000 to $20,000. In addition, such Directors are also paid $1,000 per regular meeting attended, of which there were four in fiscal 2005. Members of the Audit Committee, the Compensation and Stock Incentive Committee and the Nominating Committee each receive an additional $4,000, $2,000 and $1,000, respectively. Chairs of the Audit and Compensation and Stock Incentive Committees each receive an additional $1,000. Mr. Eppler, who serves as Board secretary and attends meetings of the standing Committees, receives the additional amounts as if he were a member of such Committees. Outside Directors are also granted non-qualified stock options for each year of Board service, with annual vesting of 3,333 shares from the date of the option grant. Directors who are officers of the Company do not receive additional compensation for their services as Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company's executive officers and directors and persons who own more than 10% of a class of the Company's equity securities registered under the Exchange Act to file reports of ownership and changes in ownership on a timely basis with the Securities and Exchange Commission and to furnish the Company with these reports.

Based upon the Company's review of the copies of reports received by it and upon written representations received from its executive officers and directors, the Company believes that all filings required to be made by its executive officers and directors during fiscal 2005 have been made on a timely basis.

Compensation Committee Interlocks and Insider Participation

No person who was a member of the Compensation and Stock Incentive Committee during fiscal 2005 was a present or former officer or employee of the Company. No executive officer of the Company served during fiscal 2005 as a director or member of a compensation committee of any entity one of whose executive officers served on the Board or the Compensation and Stock Incentive Committee of the Company.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Edward D. Solomon (Chair), John Usdan and Kate Buggeln. The Board has determined that the membership of the Audit Committee meets the independence and experience requirements as defined under the NASDAQ’s current listing standards. The Board has determined that Edward D. Solomon is an audit committee financial expert.

The Audit Committee selected Deloitte & Touche, LLP to be the Company's independent auditors for fiscal 2005. The Audit Committee discussed the auditors’ reviews of quarterly financial information with the auditors prior to the release of that information and the filing of the Company’s quarterly reports with the Securities and Exchange Commission. The Audit Committee also reviewed the audited year-end financial statements and met and held discussions with management and the independent auditors with respect to those financial statements. Further, the Committee discussed with management and the auditors various matters related to internal controls over financial reporting, the acquisition completed during fiscal 2005, restatements of the Company’s financial statements and other matters. The Committee also discussed with the auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), received the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the auditors the auditors’ independence. Based on these discussions and the written disclosures received from the auditors, the Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended July 30, 2005.

This report is not deemed filed under the Securities Act of 1933 or the Exchange Act and is not incorporated by reference into any filings that the Company may make with the Securities and Exchange Commission.

AUDIT COMMITTEE

Edward D. Solomon
John Usdan
Kate Buggeln

PROPOSAL 2

PROPOSAL TO AMEND THE COMPANY’S
CERTIFICATE OF INCORPORATION

General

At its meeting on September 29, 2005, the Company’s Board unanimously approved and recommended for adoption by the shareholders an amendment to Section 3 (“Section 3”) of the Company’s Certificate of Incorporation, which would increase the number of authorized shares of common stock from 50,000,000 to 75,000,000 shares.

Background and Reasons for the Proposed Amendment

As of October 17, 2005, there were 50,000,000 shares of common stock authorized, of which, 30,304,616 shares were issued and outstanding, and up to 7,181,793 shares of common stock were reserved for the exercise of stock options and the restricted stock awards outstanding or that may be granted under the Company’s stock incentive plans, including the 2001 Stock Option Plan, which was amended and restated as the 2001 Stock Incentive Plan subject to shareholder approval (Proposal 3, below). In addition, shares of common stock may be issuable upon the conversion of the Company’s 2.50% convertible senior notes due 2024 (“Convertible Notes”). Therefore, excluding such shares currently reserved for future issuance or which may be issuable, the Company had only approximately 12,514,000 shares of common stock available for future issuance as of October 17, 2005, not including those that may be required to be issued upon conversion of the Convertible Notes.

The Board believes that the proposal to increase the number of authorized shares of common stock is in the best interests of the Company and its shareholders. If the proposed amendment to Section 3 is approved by the shareholders, the Company would have additional shares available for issuance, and the Board would have the flexibility to act in a timely manner to take advantage of favorable market conditions and other opportunities with respect to stock splits, stock dividends, financings, acquisitions or other corporate business, subject to the rules of any securities exchange on which the shares of common stock are listed at the time or other applicable laws or regulations as may be in effect from time to time. Such availability of an increased number of authorized shares will eliminate the delays and expense involved in first conducting a special meeting of shareholders in order to issue additional shares when needed.

There are no current plans to issue further shares of any class of stock other than issuances which may be made pursuant to the Company’s stock incentive plans or upon the conversion of the Company’s 2.50% convertible senior notes due 2024. The Company does, from time to time, investigate possible acquisitions, but it is not possible to state whether an acquisition will materialize or, if so, whether the issuance of additional stock would be desirable or required.

While not intended as an anti-takeover provision, the increase in shares authorized by the proposed amendment could under some circumstances (i) enable existing Directors and officers of the Company to increase their beneficial ownership of the Company in response to a takeover attempt by another person by entering into transactions resulting in the issuance of authorized shares by the Company to existing Directors and officers and/or (ii) dilute the beneficial ownership of the person making the takeover attempt by issuing shares to another person who might assist the Board in opposing the takeover if the Board determines that the takeover is not in the best interests of the Company and its shareholders.

Text of Proposed Amendment

Section 3 of the Certificate of Incorporation is proposed to be amended to read in its entirety as follows:

“Section 3. The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each such share thereof are as follows:

The total authorized capital stock of the Corporation shall consist of the following classes of stock: (a) One Hundred Thousand (100,000) shares of Preferred Stock with a par value of five cents ($.05) per share; and (b) Seventy-Five Million (75,000,000) shares of Common Stock with a par value of five cents ($.05) per share.”

Approval of the proposed amendment requires the affirmative vote of a majority of the outstanding shares of common stock of the Company.

The Board of Directors Recommends that Shareholders Vote FOR the Proposed Amendment to Section 3 of the Certificate of Incorporation

PROPOSAL 3

PROPOSAL TO AMEND THE COMPANY’S
2001 STOCK OPTION PLAN

General

On March 1, 2005 and September 29, 2005, the Board approved, subject to shareholder approval, amendments to and restatements of the Company’s 2001 Stock Option Plan, effective January 1, 2005 and September 29, 2005, respectively. The restatements, among other things, authorize the grant of restricted stock and change the name of the plan to “The Dress Barn, Inc. 2001 Stock Incentive Plan.” The amended and restated plan (the “Incentive Plan”) provides that key employees, consultants and non-employee directors of the Company or an affiliate (“eligible participants”) may be granted either: (i) options to acquire shares of the Company’s common stock or (ii) shares of restricted stock (collectively, “Awards”). The purpose of the Incentive Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by enabling the Company to offer eligible participants Awards, thereby linking shareholder and eligible participants’ interests and creating a means to raise the level of stock ownership by such individuals, in order to attract, retain and reward such individuals. The Board of Directors believes that Awards provide performance incentives to eligible participants to the benefit of the Company and its shareholders.

All of the Company’s prior stock option plans, other than the Incentive Plan, have expired as to the ability to grant new options. As of October 17, 2005, the Company had available approximately 314,000 shares for future grants of Awards under the Incentive Plan. The Company is seeking shareholder approval of an increase in the number of shares of common stock available for Awards under the Incentive Plan by an additional 3,000,000 shares.

The following summary describes the principal provisions of the Incentive Plan, taking into account the recent amendments. The summary does not purport to be complete and is qualified in its entirety by the full text of the Incentive Plan attached as Annex A to this Proxy Statement.

The total number of shares of common stock that may be subject to Awards under the Incentive Plan will not exceed six million shares (subject to customary adjustments as provided in the Incentive Plan). Such number of shares is subject to adjustment by the Compensation and Stock Incentive Committee in the event of a recapitalization, stock split, stock dividend or similar corporate transaction. Such shares may be either authorized or unissued shares or shares held in treasury.

Any shares of restricted stock are counted against this limit as three shares for every share granted. In general, if options are canceled for any reason, or expire or terminate unexpired, the shares covered by such options again become available for grant. If a share of restricted stock is forfeited for any reason, three shares will again become available for grant.

The Incentive Plan is generally designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), in order to preserve the Company’s ability to take compensation expense deductions in connection with the exercise of options granted and the vesting of performance-based restricted stock under the Incentive Plan in certain circumstances. Under Code Section 162(m), a publicly held corporation is not permitted to take a federal income tax deduction for compensation recognized by certain executive officers in any year in excess of $1,000,000 unless such compensation meets the shareholder approval and other requirements of Code Section 162(m).

The Incentive Plan is administered by the Compensation and Stock Incentive Committee, which is comprised of not less than two individuals appointed by the Board, each of whom is (i) to the extent required by Rule 16b-3 and the Exchange Act, a “non-employee director,” (ii) to the extent required by Code Section 162(m), an “outside director” and (iii) an “independent director” as defined under NASD Rule 4200(a)(15). The current members of the Compensation and Stock Incentive Committee are John Usdan, Edward D. Solomon and Kate Buggeln. The Compensation and Stock Incentive Committee may make such rules and regulations and establish such procedures for the administration of the Incentive Plan as it deems advisable. With respect to the application of the Incentive Plan to non-employee directors, the Board serves as the Compensation and Stock Incentive Committee.

The Compensation and Stock Incentive Committee may grant Awards under the Incentive Plan to eligible participants. The Company estimates that there are currently approximately 1,500 employees, as well as service providers who are eligible participants. The Compensation and Stock Incentive Committee has the discretion, in accordance with the provisions of the Incentive Plan, to determine the terms of the Award, to whom an Award is granted and the number of shares of stock, subject to a maximum grant to an eligible participant in any year of 200,000 option shares and 200,000 shares of restricted stock that are intended to be “performance based” compensation under Code Section 162(m) (subject to customary adjustments as provided in the Incentive Plan), with any unused portion of the limitation available to be carried forward.

Stock Options

An option granted under the Incentive Plan may be an incentive stock option (an “ISO”) or may be a non-qualified stock option (a “Non-ISO”), as determined at the time of grant. In certain circumstances, the grant of Non-ISOs, as opposed to ISOs, can result in federal income tax advantages to the Company, as described below.

The exercise price for options may not be less than the fair market value of the stock on the date of the grant of the options. The Incentive Plan provides that optionees may pay the exercise price: (i) in cash, (ii) by delivery to the Company of shares of the Company’s common stock owned by the participant for at least six months, (iii) on such other terms and conditions as may be acceptable to the Compensation and Stock Incentive Committee (which may include a reduction in the number of shares of stock issuable upon exercise) or (iv) any combination of the foregoing.

An option granted under the Incentive Plan may not be exercised later than the date specified by the Compensation and Stock Incentive Committee, which will be a maximum of 10 years from the date of the grant (five years in the case of an ISO granted to any employee that owns 10% or more of the total combined voting power of all classes of stock of the Company, its subsidiaries or its parent). An option may be exercised only during the optionee’s employment, consultancy or directorship or within one month after termination; provided, however, if such termination occurs as a result of (a) death or total and permanent disability or (b) retirement at age 60 or 65 (depending on the level of seniority), then such one-month period is extended to six months or three months, respectively. Notwithstanding the foregoing, in the event of a termination of employment for cause (as defined in the Incentive Plan) or a voluntary termination within 90 days after the occurrence of an event which would be grounds for a termination for cause, any stock option held by the participant at the time of occurrence of the event which would be grounds for a termination for cause, will immediately terminate and expire.

All options become immediately exercisable in full upon a change in control (as defined in the Incentive Plan and as modified for Awards granted on or after September 29, 2005). However, unless the Compensation and Stock Incentive Committee provides otherwise at the time a stock option is granted, no acceleration of exercisability will occur with respect to such stock option if the Compensation and Stock Incentive Committee reasonably determines in good faith, prior to the occurrence of such transaction, that the stock options will be honored or assumed, or new rights substituted.

In the event of a merger or consolidation in which the Company is not the surviving corporation or in the event of a transaction that results in the acquisition of all or substantially all of the Company’s common stock or assets, the Compensation and Stock Incentive Committee may elect to terminate all outstanding stock options granted under the Incentive Plan, provided that during the period from notification of such termination to the date of consummation of the relevant transaction (which must be at least 20 days) each participant shall have the right to exercise all of his or her stock options in full (without regard to any restrictions on exercisability).

Restricted Stock

The Compensation and Stock Incentive Committee may award “restricted” shares of the Company’s common stock, which are grants of common stock that are subject to risk of forfeiture or other restrictions. Upon the award of restricted stock, the recipient generally has the rights of a shareholder with respect to the right to receive dividends and the right to vote the shares. Unless the Compensation and Stock Incentive Committee specifies otherwise at the time of the Award, the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period. Recipients of restricted stock are required to enter into a restricted stock agreement with the Company, which sets forth the restrictions to which the shares are subject, including, as applicable, the date or dates on which such restrictions will lapse or any performance criteria to be met for such restrictions to lapse. Awards of restricted stock may or may not be performance based.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation and Stock Incentive Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar events or circumstances. Code Section 162(m) requires that performance awards be based upon objective performance measures. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A to the Incentive Plan, included in Annex A hereto (the “Performance Goals”). To the extent permitted under Code Section 162(m), the Compensation and Stock Incentive Committee may, with respect to the performance criteria set forth in Exhibit A to the Incentive Plan (i) designate additional performance criteria on which the performance goals may be based or (ii) adjust, modify or amend the current performance criteria. Unless otherwise determined by the Compensation and Stock Incentive Committee on the date of grant, all outstanding Restricted Stock will vest upon a change in control.

Miscellaneous

Awards granted under the Incentive Plan generally are not transferable, except that the Compensation and Stock Incentive Committee may, in its sole discretion and subject to certain limitations, permit the transfer of Non-ISOs at the time of grant or thereafter to certain “family members” of the participant.

No Awards may be granted under the Incentive Plan after September 26, 2011. Awards granted prior to such date, however, may extend beyond such date and the provisions of the Incentive Plan will continue to apply thereto. However, Restricted Stock that is intended to be “performance-based” under Code Section 162(m) will not be granted on or after the fifth anniversary of shareholder approval of the amendments unless the Performance Goals are reapproved (or other designated performance goals are approved) by the Company’s shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which the shareholders approve the Performance Goals. The Board of Directors of the Company may from time to time amend, suspend or terminate the Incentive Plan, except that the rights of a recipient with respect to an Award granted prior to such amendment, suspension or termination may not be impaired without the recipient’s consent and, without shareholder approval, no amendment may be made which increases the aggregate number of shares that may be issued under the Incentive Plan, increases the maximum individual limitations, changes the classification of individuals eligible to receive Awards, extends the maximum option period under the Incentive Plan or otherwise requires shareholder approval. The Board may amend the Incentive Plan or any Award agreement at any time without a participant’s consent to comply with applicable law, including Code Section 409A.

United States Federal Income Tax Consequences

The following discussion of the principal federal income tax consequences with respect to stock options granted under the Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary. The following summary is included for general information only and does not purport to address all the tax considerations that may be relevant. Each recipient of a grant is urged to consult his or her own tax advisor as to the specific tax consequences to such grantee and the disposition of common stock.

The grant of an ISO generally has no income tax consequences for the optionee or the Company. No taxable income results to the optionee upon the grant or exercise of an ISO. However, the amount by which the fair market value of the stock acquired pursuant to the ISO exceeds the exercise price is an adjustment item for purposes of alternative minimum tax. If no disposition of the shares is made within either two years from the date the ISO was granted or one year from the date of exercise of the ISO, any gain or loss realized upon disposition of the shares will be treated as a long-term capital gain or loss to the optionee. The Company will not be entitled to a tax deduction upon such exercise of an ISO, or upon a subsequent disposition of the shares unless such disposition occurs prior to the expiration of the holding period described above. In general, if the optionee does not satisfy the foregoing holding periods, the gain is equal to the difference between the exercise price and the fair market value of the stock at exercise (or, if a lesser amount, the amount realized on disposition over the exercise price) and will constitute ordinary income. In the event of such a disposition before the expiration of the holding periods described above, the Company is entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee.

An optionee will realize no taxable income upon the grant of a Non-ISO and the Company will not receive a deduction at the time of such grant unless the option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a Non-ISO, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon a subsequent sale of the stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the stock. The Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income. In addition: (i) any officers and directors of the Company subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their ISOs and Non-ISOs; (ii) stock options granted under the Incentive Plan are intended to be treated as performance based for purposes of Code Section 162(m) and are not intended to constitute deferred compensation for purposes of Code Section 409A; and (iii) in the event that the exercisability of an option is accelerated because of a change in control, payments relating to the options or the value of any acceleration, either alone or together with certain other payments, may constitute parachute payments under Code Section 280G, and may result in a 20% non-deductible excise tax.

On [________] , 2005, the last reported sale price of the common stock of the Company was $[___] per share.

Approval of the proposed amendments requires the affirmative vote of a majority of the votes cast with respect to the proposal at the Annual Meeting.

The Board of Directors Recommends that Shareholders Vote FOR the Proposed Amendments to the 2001 Stock Option Plan

PROPOSAL 4

PROPOSAL TO APPROVE THE COMPANY’S
EXECUTIVE 162(M) BONUS PLAN

General

On September 29, 2005, the Board adopted the Executive 162(m) Bonus Plan (the “Bonus Plan”), subject to shareholder approval, which will provide for incentive payments to the Company’s key executives who may be affected by Code Section 162(m) and are designated by the Compensation and Stock Incentive Committee to be subject to the Bonus Plan. The Bonus Plan is designed to provide for a direct correspondence between performance and compensation for certain key Company executives and to qualify certain components of compensation paid to certain of the Company’s key executives for the tax deductibility exception under Code Section 162(m) while maintaining a degree of flexibility in the amount of incentive compensation paid to such individuals. Subject to approval by shareholders at the Annual Meeting, the Bonus Plan will supersede the Company’s current Management Incentive Plan solely with respect to executives who may be affected by Code Section 162(m) and are designated by the Compensation and Stock Incentive Committee to be subject to the Bonus Plan.

Code Section 162(m) generally disallows a Federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers. The Company intends to structure awards under the Bonus Plan so that compensation resulting therefrom would be qualified “performance based compensation” eligible for continued deductibility with shareholder approval. To preserve the tax deductibility of such compensation, the Company is seeking approval of the Bonus Plan and the material terms of performance goals applicable to the Bonus Plan.

The maximum performance award payable to any individual for any performance period based on a one year period (whether fiscal or calendar) will not exceed 100% of his or her annual base salary for the year; provided, however, that in no event will the amount of such performance award exceed $1,500,000. For any performance period of less than one year the maximum Award limit will be reduced on a pro rata basis.

The following summary describes the principal provisions of the Bonus Plan. The summary does not purport to be complete and is qualified in its entirety by the full text of the Bonus Plan attached as Annex B to this Proxy Statement.

Plan Administration

The Bonus Plan will be administered by the Compensation and Stock Incentive Committee. The Compensation and Stock Incentive Committee will select the key executives who will be eligible to receive awards, the target pay-out level and the performance targets. The Compensation and Stock Incentive Committee will certify the level of attainment of performance targets.

Description of Bonus Plan

Participants in the Bonus Plan will be eligible to receive cash performance awards based on attainment by the Company and/or a subsidiary, division or other operational unit of the Company of specified performance goals to be established for each performance period by the Compensation and Stock Incentive Committee. The performance award will be payable as soon as administratively feasible following the end of the performance period with respect to which the payment relates, but only after the Compensation and Stock Incentive Committee certifies that the performance goals have been attained. A participant and the Company may agree to defer all or a portion of a performance award in a written agreement executed prior to the beginning of the performance period to which the performance award relates in accordance with any deferred compensation program in effect applicable to such participant. Any deferred performance award will not increase (between the date on which it is credited to any deferred compensation program and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Code Section 162(m). To the extent applicable, any deferral under the Bonus Plan is intended to comply with the applicable requirements of Code Section 409A (and the regulations thereunder) and will be limited, construed and interpreted in a manner so as to comply therewith.

Code Section 162(m) requires that performance awards be based upon objective performance measures. The performance goals will be based on one or more of the following criteria with regard to the Company (or any subsidiary, division, other operational unit or administrative department of the Company):

•	the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets;

•	the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits, including that attributable to continuing and/or other operations;

•	the attainment of certain target levels of, or a specified increase in, operational cash flow;

•
the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation and Stock Incentive Committee;

•	the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations;

•	the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions;

•	the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital;

•	the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholder equity;

•	the attainment of certain target levels of, or a percentage increase in, market share;

•	the attainment of certain target levels of, or a percentage increase in, the fair market value of the shares of the Company’s common stock;

•	the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends;

•
the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs; or

•	the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula.

To the extent permitted under the Code, the Compensation and Stock Incentive Committee may: (i) designate additional business criteria on which the performance goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria.

For the fiscal year ending July 29, 2006 (“fiscal 2006”), the Compensation and Stock Incentive Committee has established the following performance goals for the following key executives, subject to shareholder approval of the Bonus Plan:

•	Elliot S. Jaffe – based on achievement of the Company’s EBITDA plans, both in dollars and percent to sales; and
•
David R. Jaffe – based on achievement of the Company’s EBITDA plans, both in dollars and percent to sales and meeting or exceeding comparable store sales plans for each of the dressbarn business and the maurices business, acquired by the Company in January 2005, increasing shareholder value, developing a five-year growth plan satisfactory to the Compensation and Stock Incentive Committee based on some or all of the performance measures provided for under the Bonus Plan and continuing integration of the maurices business resulting in additional reduction of controllable expenses or costs.

Term and Amendment of the Bonus Plan

The Bonus Plan, if approved by shareholders, will be effective as of the date of shareholder approval. The Bonus Plan may be amended or discontinued by the Board at any time. However, shareholder approval is required for an amendment that increases the maximum payment which may be made to any individual for any performance period above the award limits outlined below and specified in the Bonus Plan, materially alters the business criteria on which performance goals are based, changes the class of eligible employees or otherwise requires shareholder approval under Code Section 162(m). In addition, the performance goals under the Bonus Plan must be reapproved by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the performance goals.

The Bonus Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), nor is it intended to be qualified under Code Section 401(a).

Description of Bonus Plan Awards

Subject to approval of the Bonus Plan by the shareholders, the Compensation and Stock Incentive Committee determined that Elliot S. Jaffe and David R. Jaffe will be eligible to receive awards under the Bonus Plan for fiscal 2006, provided that the performance goals described above are satisfied and certified by the Compensation and Stock Incentive Committee in accordance with Code Section 162(m). This award may range from 0% to 100% of a participant’s annual salary rate for fiscal 2006 depending upon the Company’s achievement of the performance goals described above.

Required Vote

Approval of the proposed amendment requires the affirmative vote of a majority of the votes cast with respect to the proposal at the Annual Meeting.

The Board of Directors Recommends that Shareholders Vote FOR the Proposed Executive 162(m) Bonus Plan

PROPOSAL 5

PROPOSAL TO APPROVE THE COMPANY’S
2005 EMPLOYEE STOCK PURCHASE PLAN

General

On September 29, 2005, the Board approved, subject to shareholder approval, the Company’s 2005 Employee Stock Purchase Plan, effective as of January 1, 2005 (the “Purchase Plan”).

The Company adopted the Purchase Plan to encourage and enable employees of the Company and its designated subsidiaries to acquire proprietary interests in the Company through the ownership of the Company’s common stock purchased through accumulated payroll deductions on an after-tax basis. The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Code Section 423 and the provisions of the Purchase Plan will be construed in a manner consistent with the requirements of such section.

The following summary describes the principal provisions of the Purchase Plan. The summary does not purport to be complete and is qualified in its entirety by the full text of the Purchase Plan attached as Annex C to this Proxy Statement.

Description of the Purchase Plan

Under the Purchase Plan, an aggregate of 100,000 shares of common stock (subject to certain adjustments to reflect changes in the Company’s capitalization) may be purchased by eligible employees that become participants in the Purchase Plan.

An employee of the Company or its designated subsidiaries who has at least one year of continuous service, customarily works more than 20 hours per week and more than five months per year and does not possess five percent or more of the total combined voting power or value of all classes of common stock of the Company or a subsidiary corporation, is eligible to participate in the Purchase Plan commencing on the first day of any offering under the Purchase Plan. However, to the extent allowable under Code Section 423, the Compensation and Stock Incentive Committee may determine that an offering will not be extended to all or some officers, highly compensated employees or those employees whose principal duties consist of supervising the work of other employees, including, without limitation, persons who are subject to the requirements of Section 16(b) of the Exchange Act.

The term “designated subsidiary” means each existing subsidiary and future subsidiaries and parents (if any) that are not specifically excluded from participation by the Compensation and Stock Incentive Committee. A foreign subsidiary or parent will not be a designated subsidiary unless specifically designated by the Compensation and Stock Incentive Committee.

No person will be eligible to participate in the Purchase Plan if such person, immediately after the grant, would own common stock and/or hold options to purchase common stock, possessing five percent or more of the total combined voting power or value of all classes of common stock of the Company or a subsidiary or parent, or which permits his or her rights to purchase common stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the common stock (determined at the time such option is granted) for each calendar year in which such option is outstanding. In addition, no person may purchase shares in any one offering for an aggregate purchase price (computed on an annual basis in the event a purchase period is more or less than twelve months) in excess of ten percent of his or her annual pay.

On January 2, April 1, July 1 and October 1 of each calendar year while the Purchase Plan is effective, the Company will commence an offer by granting each eligible employee an option to purchase common stock on the exercise date at the end of each quarterly period during a calendar year (i.e., March 31, June 30, September 30 and December 31) or any other period of time designated by the Compensation and Stock Incentive Committee. The purchase price per share of the common stock subject to an offering will be determined by the Compensation and Stock Incentive Committee, but in no event will the price be less than 85% of the fair market value of a share of common stock on the exercise date. Effective as of January 1, 2005, until modified by the Compensation and Stock Incentive Committee, the purchase price will be 90% of the fair market value of a share of common stock on the exercise date. The Compensation and Stock Incentive Committee may modify (but not below the aforementioned price) the purchase price upon 30 days’ notice prior to the commencement of the applicable offering period.

An eligible employee may become a participant in the Purchase Plan by completing and delivering the form provided by the Compensation and Stock Incentive Committee (or designee) indicating the amount of the deductions to be taken from his or her pay. An eligible employee may purchase common stock through payroll deductions (on an after-tax basis) from the employee’s compensation received each payroll period, up to a limit specified by the Compensation and Stock Incentive Committee, which may be expressed as a dollar amount or a percentage of an employee’s compensation, but in no event will such deductions be less than $10 or exceed 10% of an employee’s compensation during an offering period. A participant may increase or decrease the rate of his or her payroll deductions during an offering period once in a calendar year and may cancel his or her election at any time with respect to any purchase period and receive in cash the cash balance (without interest) then credited to his or her account.

On each exercise date, the maximum number of shares of common stock, including fractional shares, will be purchased for such participant at the applicable purchase price with the accumulated payroll deductions in the participant’s account. If all or a portion of the shares cannot reasonably be purchased on such date because of unavailability or any other reason, such purchase will be made as soon as thereafter feasible. A participant is entitled to all rights as a shareholder as soon as the shares are credited to his or her account.

If a participant’s continuous service terminates for any reason, or if a participant ceases to be an eligible employee, the entire payroll deduction amount of such employee on the effective date of any such occurrence will be used to purchase shares as of the next occurring exercise date; but, if a designated subsidiary is no longer part of the Purchase Plan, the entire payroll deduction amount credited to a participant who is employed by such subsidiary will be refunded to such employee. Other rules apply if a participant is granted a leave of absence or is laid off.

The Purchase Plan is administered by the Compensation and Stock Incentive Committee. The Compensation and Stock Incentive Committee may delegate its duties and responsibilities under the Purchase Plan, as determined by the Compensation and Stock Incentive Committee in its sole discretion.

The Board of Directors (or a duly authorized committee thereof) may at any time and for any reason terminate, freeze or amend the Purchase Plan. Except as otherwise described in the Purchase Plan, no termination may adversely affect any purchase right previously granted and no amendment may change any purchase right theretofore granted which adversely affects the rights of any participant. No amendment will be effective unless approved by the shareholders of the Company if shareholder approval of such amendment is required to comply with Code Section 423 or to comply with any other applicable law, regulation or stock exchange rule.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the purchase of or right to receive shares of common stock under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as otherwise provided in the Purchase Plan) by the participant.

The Purchase Plan is not subject to any of the requirements of ERISA. The Purchase Plan is not, nor is it intended to be, qualified under Code Section 401(a).

Because future rights to purchase common stock under the Purchase Plan will be based upon prospective factors, including the amount of payroll deductions elected by a participant, actual rights to purchase common stock under the Purchase Plan cannot be determined at this time.

United States Federal Income Tax Consequences

The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Code Section 423. Neither the grant of a right to purchase common stock under the Purchase Plan nor the purchase of such common stock will have any immediate tax consequence for a participating employee. If the participating employee does not dispose of the common stock within two years from the date the right to purchase was granted to him or her or within one year from the date the common stock was purchased, any gain or loss realized upon the disposition of shares will be treated as long term capital gain or loss to the participant, provided that where the purchase price is less than 100% (but not less than 85%) of fair market value the participant will realize ordinary income equal to the lesser of: (i) the amount, if any, by which the purchase price was exceeded by the fair market value of the common stock at the time the right to purchase was granted or (ii) the amount, if any, by which the purchase price was exceeded by the fair market value of the common stock on the date of the disposition or the participant’s death. No income tax deduction will be allowed to the Company with respect to common stock purchased under the Purchase Plan by a participant provided such common stock is held for the required periods. The earlier disposition of the common stock (i.e., a “disqualifying disposition”) will result in the lesser of: (i) the excess of the fair market value of the common stock at the time of purchase over the purchase price; or (ii) the excess of the fair market value of the common stock at the time of disposition over the purchase price, being treated as income and taxed at ordinary income tax rates in the year in which the disposition occurred, in which case the Company will generally be entitled to a corresponding deduction.

Required Vote

Approval of the proposed Purchase Plan requires the affirmative vote of a majority of the votes cast with respect to the proposal at the Annual Meeting.

The Board of Directors Recommends that Shareholders Vote FOR the Proposed 2005 Employee Stock Purchase Plan

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding ownership of the common stock of the Company as of October 17, 2005 for any person who is known to be the beneficial owner of more than five percent of the Company's common stock, by each of the Company's Directors and executive officers named in the Summary Compensation Table below and by all Directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
Name and Address of Beneficial Owner:	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
Directors, Nominees and Executive Officers (1):
Elliot S. Jaffe (2)	7,719,832	24.9%
David R. Jaffe (3)	445,007	1.4%
Roslyn S. Jaffe (4)	117,628	*
Burt Steinberg (5)	90,795	*
Keith Fulsher (6)	31,000	*
Vivian Behrens (7)	29,600	*
Klaus Eppler (8)	24,074	*
Armand Correia (9)	14,600	*
John Usdan (10)	10,999	*
Marc Lasry (11)	4,444	*
Kate Buggeln (12)	1,111	*
Randy L. Pearce	0	*
All Directors, Nominees and Executive Officers as a group (consisting of 14 persons) (13)	8,574,693	27.6%

* Represents less than 1% of class

Other Beneficial Owners:
Royce & Associates, LLC (14)	2,721,282	8.8%
1414 Avenue of the Americas
New York, NY 10019

Snyder Capital Management, L.P. (14)	2,262,589	7.3%
350 California Street, Suite 1460
San Francisco, CA 94104-1436

PRIMECAP Management Company (14)	2,104,200	6.8%
225 Lake Avenue #400
Pasadena, CA 91101

Vanguard Horizon Funds	2,100,000	6.8%
Vanguard Capital Opportunity Fund (14)
100 Vanguard Blvd.
Malvern, PA 19355

Barclay’s Global Investors, N.A. (14)	1,601,036	5.2%
59/60 Grosvenor Street
London, WIX 9DA England

_________________________

(1)	The business address for all Directors, Nominees and Executive Officers is c/o The Dress Barn Inc., 30 Dunnigan Drive, Suffern, New York 10901

(2)
Consists of 376,672 shares (1.2%) owned directly by Elliot S. Jaffe, 7,310,660 shares (23.6%) owned by Elliot S. Jaffe as trustee of a family trust (the “Trust”), 2,500 restricted shares subject to vesting restrictions and 30,000 shares covered by options exercisable within 60 days of October 17, 2005. Elliot S. Jaffe has voting and investment power with respect to the shares owned by the Trust and under the rules of the Security and Exchange Commission is deemed to be the beneficial owner of such shares.

(3)
Consists of shares 13,207 shares owned directly by David R. Jaffe, 7,000 restricted shares subject to vesting restrictions and 424,800 shares covered by options exercisable within 60 days of October 17, 2005. See also Footnote (2) above.

(4)	Consists of shares owned directly by Roslyn S. Jaffe. See also Footnote (2) above.

(5)	Consists of 5,795 shares owned directly by Mr. Steinberg and 85,000 shares covered by options exercisable within 60 days of October 17, 2005.

(6)	Consists of 31,000 shares covered by options owned by Mr. Fulsher exercisable within 60 days of October 17, 2005.

(7)	Consists of 8,000 restricted shares subject to vesting restrictions owned directly by Ms. Behrens and 21,600 shares covered by options exercisable within 60 days of October 17, 2005.

(8)	Consists of 741 shares owned directly by Mr. Eppler and 23,333 shares covered by options exercisable within 60 days of October 17, 2005.

(9)	Consists of 100 shares owned directly by Mr. Correia, 2,500 restricted shares subject to vesting restrictions and 12,000 shares covered by options exercisable within 60 days of October 17, 2005.

(10)	Consists of 1,000 shares owned directly by Mr. Usdan and 9,999 shares covered by options exercisable within 60 days of October 17, 2005.

(11)	Consists of 4,444 shares covered by options exercisable within 60 days of October 17, 2005.

(12)	Consists of 1,111 shares covered by options exercisable within 60 days of October 17, 2005.

(13)	Includes shares owned by the Trust as well as 717,287 shares covered by options held by Directors and executive officers exercisable within 60 days of October 17, 2005.

(14)	Based solely on information set forth in the latest Schedule 13G or Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding the compensation for each of the three fiscal years earned by the five highest-paid executive officers of the Company as of July 30, 2005 whose total annual salary and bonus from the Company for the year then ended exceeded $100,000.

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Other ($)	Restricted Stock ($)	Stock Options (#)	All Other Compensation ($)
		(1)		(2)		(3)		(4)

David R. Jaffe	2005	$688,462	(5)	$542,500	$—	$101,750	—	$124,240	(5)(6)
President and	2004	650,000	(5)	—	—	—	—	119,240	(5)(6)
Chief Executive Officer	2003	650,000	(5)	—	—	—	150,000	16,490	(5)(6)

Elliot S. Jaffe	2005	615,385	(7)	474,500	—	50,875	—	32,000	(6)(7)
Co-Founder and	2004	600,000	(7)	—	—	—	—	30,000	(6)(7)
Chairman of the Board	2003	600,000	(7)	—	—	—	150,000	16,154	(6)(7)

Keith Fulsher	2005	356,154		180,000	—	—	—	38,370
Senior Vice President and	2004	340,384		28,000	—	—	—	37,492
General Merchandise	2003	291,346		—	—	—	—	9,126
Manager

Armand Correia	2005	275,577		131,453	—	50,875	—	50,530
Senior Vice President and	2004	256,058		41,220	—	—	—	48,553
Chief Financial Officer	2003	246,538		—	—	—	60,000	9,753

Vivian Behrens	2005	265,461		126,857	—	—	—	39,690
Senior Vice President,	2004	245,815		49,440	—	—	—	37,701
Marketing	2003	198,461		—	—	—	50,000	8,006

NOTE: Salaries during the fiscal year ended July 31, 2004 (“fiscal 2004”) are shown on a 52-week basis (excluding the extra 53rd week) to make them comparable with fiscal 2005 and the fiscal year ended July 26, 2003 (“fiscal 2003”). During the extra 53rd week, the executives named above were paid only base salaries at their then current rates.
_________________________

(1)	Includes all payments of salary and salary deferred through the Company’s Executive Retirement Plan.

(2)	Includes bonuses payable under the Company’s Management Incentive Plan for the fiscal year.

(3)
Represents, for each individual, the grants of restricted shares of common stock for the specified fiscal year. The dollar amounts reflected in this table are based on the fair market value (closing price) of the Company’s common stock on the date on which the grants were made. The holder of an award of restricted shares is entitled to receive dividends when paid or accrued and have voting rights.

On March 7, 2005, 5,000, 2,500 and 2,500 restricted shares of common stock were granted to David R. Jaffe, Elliot S. Jaffe and Armand Correia. The per share fair market value of the Company’s common stock on the grant date was $20.35. These awards vest 50% on January 2, 2006 and 50% on January 2, 2007. These grants of restricted stock are subject to shareholder approval; see Proposal 3, above.

As of July 30, 2005, the aggregate holdings of restricted shares of common stock and the market value of such holdings for the named individuals were: David R. Jaffe, 5,000 shares; $121,900; Elliot S. Jaffe, 2,500 shares, $60,950; Armand Correia, 2,500 shares, $60,950 and Vivian Behrens, 8,000 shares, $195,040.

(4)
Amounts consist of the Company’s contribution under the Company’s Executive Retirement Plan and 401(k) plan and associated insurance. Fiscal 2005 and fiscal 2004 include amounts related to additional life insurance provided to all of the executive officers except Elliot S. Jaffe as part of the Company’s Executive Life Insurance Program that was established during fiscal 2004. This program provides certain life insurance and other benefits to the executives during their employment and subsequent retirement.

(5)
David R. Jaffe is employed by the Company pursuant to an agreement, which currently expires in July 2006, and which contains successive automatic one-year renewal provisions. The agreement provides for an annual salary of $650,000 per year or such higher salary as the Compensation and Stock Incentive Committee may from time to time set. The agreement entitles Mr. Jaffe to participate in all of the Company’s pension, insurance, bonus, incentive and other benefit plans, including the Company’s Management Incentive Plan and its stock option plans. It also provides for certain perquisites, including the use of a Company automobile, the non-exclusive use of the Company’s apartment in New York City and tax preparation services. The agreement also provides for payments of an amount equal to two year’s salary following termination of employment by reason of death, disability, change in control of the Company or material demotion. It contains non-competition restrictions effective during the employment term and for one year thereafter. Mr. Jaffe’s other compensation also includes a life insurance premium allowance of $40,000 in each of fiscal 2004 and fiscal 2005.

(6)	Does not include the cost of maintaining the Company’s apartment in New York City, which aggregated $88,480 in fiscal 2005, $87,730 in fiscal 2004 and $87,040 in fiscal 2003.

(7)
Elliot S. Jaffe is employed by the Company pursuant to an agreement, which currently expires in July 2006, and which contains one additional automatic one-year renewal provision. The agreement provides a salary of $600,000 per year while he continues as an Executive Chairman of the Board with active involvement in senior management. The Board also has the right in its discretion to increase Mr. Jaffe’s salary. Mr. Jaffe may elect to terminate his active involvement in senior management, in which case his salary (in the nature of a pension payment) will be reduced to $300,000 (subject to cost of living increases). While in the non-executive capacity, Mr. Jaffe is obligated to provide limited advisory and consultative services and remains subject to non-competition restrictions. The agreement provides that he will have the customary duties and responsibilities of a non-executive Chairman of the Board with a right in the Company to change his title to Chairman Emeritus or the like. The agreement entitles Mr. Jaffe, while he continues as Executive Chairman of the Board, to participate in all of the Company’s pension, insurance, bonus, incentive and other benefit plans and also provides for certain perquisites, including the use of a Company automobile and driver, the use of the Company’s apartment in New York City and tax preparation services. During the period of employment in a non-executive capacity, he is entitled to participate in all insurance plans and programs (and, in any event, to health insurance coverage), tax preparation services and office and secretarial and administrative assistance. The agreement provides for payments of one year’s salary following termination of employment by reason of death and two year’s salary upon a termination following a change in control of the Company.

New Plan Benefits Table

The following table sets forth certain information regarding shares of the Company’s restricted stock awarded under the Incentive Plan to the chief executive officer of the Company during fiscal 2005, to any of the four most highly compensated executive officers of the Company other than the chief executive officer who were serving as executive officers at the end of fiscal 2005, to all current executive officers as a group and to all employees, including all current officers who are not executive officers, as a group. These awards of restricted stock are subject to shareholder approval; see Proposal 3, above. The total number of shares of the Company’s restricted stock to be awarded under the Incentive Plan is not currently determinable.

The Dress Barn, Inc. 2001 Stock Incentive Plan
(name change subject to shareholder approval; see Proposal 3, above)

Name And Position	Dollar Value ($) (1)	Number Of Units
David R. Jaffe President and Chief Executive Officer	160,675	7,000	(2)
Elliot S. Jaffe Co-Founder and Chairman of the Board	50,875	2,500
Armand Correia Senior Vice President and Chief Financial Officer	50,875	2,500
All Current Executive Officers as a Group (consisting of four persons)	380,175	17,000
All Employees, Including All Current Officers Who Are not Executive Officers, as a Group (consisting of nine persons)	1,452,520	78,000

_______________________

(1)	The dollar amounts reflected in this table are based on the fair market value (closing price) of the Company’s common stock on the date on which the awards were made.

(2)
David R. Jaffe was awarded 5,000 restricted shares of common stock on March 7, 2005 at the per share fair market value of the Company’s common stock on the award date. This award of restricted stock vests 50% on January 2, 2006 and 50% on January 2, 2007. In addition, Mr. Jaffe was awarded 2,000 restricted shares of common stock on October 12, 2005 at the per share fair market value of the Company’s common stock on the award date. This award of restricted stock vests 20% on October 12, 2006, 20% on October 12, 2007, 20% on October 12, 2008, 20% on October 12, 2009 and 20% on October 12, 2010.

These awards of restricted stock are subject to shareholder approval; see Proposal 3, above.

During fiscal 2005: no stock options were awarded by the Company to any of the executive officers; an aggregate of 532,382 stock options was awarded to employees of the Company, including certain current officers who are not executive officers.

Since the end of fiscal 2005, the total number of stock options awarded to executive officers named in the Summary Compensation Table was: 150,000 stock options to each of David R. Jaffe (President and Chief Executive Officer) and Elliot S. Jaffe (Co-Founder and Chairman of the Board) and 60,000 stock options to each of Armand Correia (Senior Vice President and Chief Financial Officer) and Vivian Behrens (Senior Vice President, Marketing). Since the end of fiscal 2005, the total number of stock options awarded to all of the current executive officers (consisting of five persons) is 460,000 stock options. Since the end of fiscal 2005, an aggregate of approximately 1,375,000 stock options was awarded to employees of the Company, including the executive officers and other officers who are not executive officers. See “Compensation of Directors,” above, regarding stock options awarded by the Company to non-executive directors. The total number of stock options to be awarded under the Incentive Plan is not currently determinable.

Compensation and Stock Incentive Committee's Report on Executive Compensation

In setting compensation levels for executive officers, the Compensation and Stock Incentive Committee of the Board continues to be guided by the following considerations:

•	compensation levels should be competitive with compensation generally being paid to executives in other profitable specialty retail companies of a similar size;

•
each individual executive officer's compensation should, to the extent possible, reflect the performance of the Company as a whole, the performance of the officer's business unit, and the performance of the individual executive;

•	a significant portion of the executive officer's compensation should be awarded in the form of stock options and restricted stock awards to closely link shareholder and executive interests; and

•	executive compensation should reflect the Company's entrepreneurial and cost-conscious orientation.

Following the Company’s acquisition of Maurices Incorporated, the Committee (and the Board of Directors) considered various aspects of executive responsibilities, reporting arrangements and compensation programs. Officers were divided into corporate officers and officers with responsibilities limited to the dressbarn or maurices brands. The Committee approved amendments to the Company’s Stock Option Plan to, among other things, authorize Awards of restricted stock and change the name of the Plan to the 2001 Stock Incentive Plan (at the same time the name of the Committee was similarly changed). The Committee approved grants of stock options and restricted stock to certain officers in consideration of their efforts relating to the acquisition. The Company’s various employee benefit plans, including the Company’s Management Incentive Plan, its Deferred Compensation Plan and its 401(k) Plan, were amended to, among other things, include participation by Maurices executives.

In view of the Chief Executive Officer’s increased duties and responsibilities as a result of the acquisition of Maurices Incorporated, David R. Jaffe’s base annual salary was increased from $670,000 to $750,000 and he was awarded 5,000 shares of restricted common stock.

Under the Company’s Management Incentive Plan, executives of the Company, from the level of Department Directors up through and including the Chairman of the Board and the President and Chief Executive Officer, are entitled to bonuses up to prescribed percentages of their base salaries. The Committee in the early part of fiscal 2005 approved a formula for bonuses for fiscal 2005 which involves achievement of specific goals relating to the financial performance of the Company and the individual performance of the executive. Following the Company’s acquisition of Maurices Incorporated, the specific goals were revised. The individual performance component to the formula for the Chief Executive Officer was revised to include goals relating to the integration of Maurices and the Company’s longer-term goals.

Following the end of fiscal 2005, the Committee approved formulas and specific performance goals for fiscal 2006, increased the base annual salary of certain of the executive officers other than the Chairman of the Board and the President and Chief Executive Officer, made Awards of stock options to key employees, including all of the executive officers named in the Summary Compensation Table, approved a compensation package for a newly engaged executive officer and made Awards of restricted stock to two executive officers, including the President and Chief Executive Officer.

The Compensation and Stock Incentive Committee

John Usdan
Edward D. Solomon
Kate Buggeln

Performance Graph

The following graph illustrates, for the period from July 30, 2000 through July 30, 2005, the cumulative total shareholder return of $100 invested in 1) the Company's common stock, 2) the S&P Composite-500 Stock Index, 3) the S&P Specialty Apparel Retailers Index and 4) an index of four peer companies selected by the Company, assuming that all dividends were reinvested. The Company has chosen to use this peer group index in its performance graph because management believes the peer group index is a better reflection of the Company’s competitors in the marketplace. The peer group consists of all other publicly traded women’s specialty apparel chains known to the Company with which it competes directly: The Cato Corporation, Charming Shoppes, Inc., Deb Shops, Inc. and United Retail Group, Inc.

The comparisons in this table are required by the rules of the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Company's common stock.

COMPARISON OF CUMULATIVE TOTAL RETURN
For the period from July 30, 2000 through July 30, 2005

 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at July 30, 2005		Value of Unexercised In-the-Money Options(1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
David R. Jaffe	—	$—	394,800	150,000	$6,163,074	$1,534,500
Elliot S. Jaffe	120,000	802,485	—	90,000	—	978,300
Keith Fulsher	51,800	533,062	—	96,800	—	1,215,424
Armand Correia	48,000	470,838	—	36,000	—	391,320
Vivian Behrens	5,667	55,310	16,600	30,000	180,442	326,100

(1)
Represents the difference between the closing price of the Company's common stock at July 30, 2005 ($24.38 per share) and the exercise price per share of in-the-money options multiplied by the number of shares underlying the in-the-money options.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company leases two of its store locations from Elliot S. Jaffe, Chairman of the Board, or members of his family or related trusts (“affiliated landlords”). The following table describes the terms of these leases:
				Minimum
				Annual
				Rent Per
		Renewal	Square	Square
Store Location	Expiration	Options	Feet	Foot
Norwalk, Connecticut	April 30, 2011	Until April 30, 2031	12,700	$11.22
Danbury, Connecticut	June 30,2010	Until June 30, 2020	8,000	$21.15

These store rentals approximate the range of minimum rentals paid by the Company on its other store leases. The store leases also contain provisions for payment of a percentage of sales as additional rent when sales reach specified levels. The effective rent (total rent as a percentage of sales with respect to particular stores) for these stores is approximately eight percent. During fiscal 2005, the Company exercised the renewal option in the lease for its Danbury, Connecticut store, extending the expiration date of the lease to June 30, 2010 and extending the renewal options contained in the lease until June 30, 2020. In connection with the extension, the minimum annual rent was increased from $13.00 per square foot to $21.15 per square foot, and the affiliated landlord agreed to a $25,000 rent credit upon the remodeling of the store. The Company believes that these leases are on terms that are comparable to terms it could obtain in arms-length negotiations with unrelated third parties for store locations in similar geographic areas. During fiscal 2005, the Company paid a total of approximately $335,000 in rent on these properties.

Information Regarding the Auditors

The Audit Committee selected Deloitte & Touche LLP as auditors with respect to the financial statements of the Company for the fiscal year ended July 30, 2005. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting, will be given the opportunity to address the meeting and will be available to respond to questions. The Audit Committee has not yet selected auditors with respect to the financial statements of the Company for the fiscal year ending July 29, 2006 in view of the acquisition of Maurices Incorporated and the obligation of the Company to comply with the internal controls over financial reporting requirements.

Fees Paid to Independent Auditors

The following table shows the fees billed by Deloitte & Touche LLP for the past two fiscal years for audit and other related fees:

	Fiscal 2005	Fiscal 2004
Audit Fees (1)	$2,352,725	$407,000
Audit-Related Fees (2)	398,250	95,897
Tax Fees (3)	128,600	99,400
All Other Fees	—	—
Total Fees	$2,879,575	$602,297

(1) Fees for audit services billed in fiscal 2005 and fiscal 2004 consist of the annual audit of the Company's financial statements and interim reviews of the quarterly consolidated financial statements. In fiscal 2005 the following additional services are included: auditing the Company’s internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002; incremental audit procedures required as a result of our acquisition of Maurices Incorporated in January 2005 and services associated with SEC registration statements filed in connection with securities offerings.

(2) Audit-related fees consist principally of audits of employee benefit plans and assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements or those of Maurices Incorporated and related due diligence fees in connection with the Maurices acquisition. Fiscal 2004 also included readiness consulting regarding Section 404 of the Sarbanes Oxley Act in fiscal 2004.

(3) Includes fees for professional services provided related to tax compliance, including federal, state and local taxes, tax planning and advisory services.

During fiscal 2005, the Audit Committee pre-approved all of the services provided by the auditors. The Audit Committee considered whether the provision of non-audit services is permitted under applicable laws and regulations and is compatible with maintaining the independence of Deloitte & Touche LLP.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposals of shareholders that are intended to be presented at the Company's 2006 Annual Meeting of Shareholders, which is expected to be held in November 2006, whether or not such shareholder desires to have such proposal included in the proxy statement for such meeting, must be received at the Company's principal executive offices no later than June 26, 2006. In order to be included in the Company’s proxy statement and form of proxy for that meeting, any such proposal must comply with all other applicable legal requirements.

 OTHER MATTERS

Management knows of no other business that will be presented for consideration at the Annual Meeting other than as is stated in the Notice of Meeting. If any other business should come before the Annual Meeting, it is intended that the proxies named in the enclosed form of proxy will have discretionary authority to vote all such proxies in the manner they shall decide. If any Director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy or (2) for the balance of the nominees, leaving a vacancy. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a Director.

Solicitation may be made by mail, personal interviews, telephone, facsimile and e-mail by regularly engaged officers and employees of the Company, who will not be separately compensated therefor. The Company may retain a proxy solicitation firm to assist in the solicitation of proxies from shareholders for a fee not in excess of $10,000, plus reimbursement for certain out-of-pocket expenses. The Company will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principles.

Insofar as the information contained in this Proxy Statement rests peculiarly within the knowledge of persons other than the Company, the Company has relied upon information furnished by such persons.

The Annual Report of the Company, including financial statements, for fiscal 2005 is included with this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

ELLIOT S. JAFFE
Chairman of the Board

The Company’s Board of Directors requests that you date and sign the enclosed proxy and return it in the enclosed, self-addressed envelope. No postage is required if you mail it in the United States. Your prompt response will be helpful, and we appreciate your cooperation.

ANNEX A

THE DRESS BARN, INC.
2001 STOCK INCENTIVE PLAN

(Amended and Restated Effective September 29, 2005)

THE DRESS BARN, INC.
2001 STOCK INCENTIVE PLAN
(Amended and Restated Effective September 29, 2005)

ARTICLE I

PURPOSE

The purpose of The Dress Barn, Inc. 2001 Stock Incentive Plan (the “Plan”) is to enhance the profitability and value of The Dress Barn, Inc. (the “Company”) for the benefit of its shareholders by enabling the Company to offer employees, directors and other service providers of the Company and its Affiliates, stock-based incentives, thereby creating a means to raise the level of stock ownership by employees, directors and service providers in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s shareholders. The Plan is effective as of the date set forth in Article XIII.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1. “Acquisition Events” shall have the meaning set forth in Section 4.2(d).

2.2. “Affiliate” shall mean other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company, or in the event the Company is a Subsidiary, beginning with the Company’s Parent, which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company and/or its Affiliates; or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

2.3. “Award” shall mean any award under this Plan of Stock Options or Restricted Stock. All Awards shall be confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant or in the discretion of the Committee, a grant letter from the Company.

2.4. “Board” shall mean the Board of Directors of the Company.

2.5. “Cause” shall mean, with respect to a Participants’ Termination, any of the following: (i) willful malfeasance, willful misconduct or gross negligence by the Participant in connection with his or her duties, (ii) continuing refusal by a Participant to perform his or her duties under any lawful direction of his or her supervisor or the Board after notice of any such refusal to perform such duties or direction was given to such Participant, (iii) any willful and material breach of fiduciary duty owing to the Company or its Affiliates by the Participant, (iv) the Participant’s conviction of a felony or any other crime resulting in pecuniary loss to the Company or its Affiliates (including, but not limited to, theft, embezzlement or fraud) or involving moral turpitude, or (v) habitual drunkenness or narcotics addition.

2.6. “Change in Control” shall have the meaning set forth in Article IX.

2.7. “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.8. “Committee” shall mean (a) with respect to the application of this Plan to Eligible Employees a committee of the Board appointed from time to time by the Board, which committee shall be intended to consist of two or more non-employee directors, each of whom shall be (i) a “non-employee director” as defined in Rule 16b-3; (ii) to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; and (iii) an “independent director” as defined under NASD Rule 4200(a)(15) or such other applicable stock exchange rule and (b) with respect to the application of this Plan to Non-Employee Directors, the Board. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

2.9. “Common Stock” shall mean subject to Article IV hereof, the common stock, $.05 par value per share, of the Company.

2.10. “Company” shall mean The Dress Barn, Inc. and any successors and assigns.

2.11. “Consultant” means any person who is an advisor or consultant to the Company or its Affiliates.

2.12. “Disability” shall mean, with respect to a Participant’s Termination, the failure or inability of a Participant to perform substantially the usual duties and obligations of such individual on behalf of the Company or its Affiliates for one hundred eighty (180) days during any two hundred seventy (270) day period because of any mental or physical incapacity, as determined by the Committee in its sole discretion.

2.13. “Effective Date” shall mean the effective date of the Plan as defined in Article XIII.

2.14. “Eligible Employees” shall mean the employees of the Company and its Affiliates who hold executive or other positions in the management of the affairs of the Company and of its Affiliates, including Prospective Employees, who are eligible pursuant to Article V to be granted Awards under this Plan. Notwithstanding the foregoing, with respect to the grant of Incentive Stock Options, Eligible Employees shall mean the employees of the Company and its Affiliates who are eligible pursuant to Article V to be granted Incentive Stock Options under the Plan.

2.15. “Exchange Act” shall mean the Securities Exchange Act of 1934.

2.16. “Fair Market Value” for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the mean between the high and low sales prices of the Common Stock on the applicable date, (i) as reported by the principal national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market or (ii) if not traded on any such national securities exchange or The Nasdaq Stock Market, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange on which the Common Stock is listed or traded. For purposes of the grant of any Award, the applicable date shall be the date as of which the Award is granted; provided that such date shall in no event be prior to the date the Committee makes the determination to grant the Award. Notwithstanding the foregoing, if the Committee determines that such mean does not properly reflect the fair market value of the Common Stock, the Fair Market Value shall be determined by the Committee using such method as it deems reasonable and consistent with the applicable requirements of the Code and the regulations issued thereunder that are applicable to incentive stock options.

2.17. “Incentive Stock Option” shall mean any Stock Option awarded to an Eligible Employee (other than a Prospective Employee) under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.18. “Non-Employee Director” shall mean a director of the Company who is not an active employee of the Company or an Affiliate.

2.19. “Non-Qualified Stock Option” shall mean any Stock Option awarded under this Plan that is not an Incentive Stock Option.

2.20. “Parent” shall mean any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.21. “Participant” shall mean a person to whom an Award has been made pursuant to this Plan.

2.22. “Performance Goal” shall mean the performance goals described on Exhibit A.

2.23. “Prospective Employee” shall mean an individual who has committed to become an employee of the Company or an Affiliate within sixty (60) days from the date an Award is to be granted to such individual.

2.24. “Restricted Stock” shall mean an award of Common Stock that is subject to Article VII.

2.25. “Restriction Period” shall have the meaning set forth in Section 7.1.

2.26. “Retirement” shall mean a Termination other than for Cause or due to death or Disability at or after age sixty-five (65) if the Participant has been employed by the Company or an Affiliate for at least one year or age sixty (60) if the Participant has been employed by the Company or an Affiliate for at least three (3) years.

2.27. “Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act then in effect or any successor provisions.

2.28. “Section 162(m) of the Code” shall mean the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

2.29. “Stock Option” or “Option” shall mean any Option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.30. “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.31. “Ten Percent Shareholder” shall mean a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.32. “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.33. “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.34. “Termination of Directorship” shall mean, with respect to a Non-Employee Director, that the Non-Employee Director has ceased to be a director of the Company. In the event that a Non-Employee Director becomes a Consultant or an Eligible Employee upon the termination of his or her directorship, unless otherwise determined by the Committee, in its sole discretion, no Termination of Directorship shall be deemed to occur until such time as such Non-Employee Director is no longer an Eligible Employee, a Consultant or a Non-Employee Director. The Committee may otherwise define Termination of Directorship in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Directorship thereafter.

2.35. “Termination of Employment,” except as provided in the next sentence, shall mean (1) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (2) an entity that is employing a Participant has ceased to be an Affiliate, unless the Participant thereupon becomes employed by the Company or another Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. The Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.36. “Transfer” or “Transferred” shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

ARTICLE III

ADMINISTRATION

3.1. The Committee.

The Plan shall be administered and interpreted by the Committee.

3.2. Awards.

The Committee shall have full authority to grant, pursuant to the terms of this Plan, Awards to Eligible Employees, Consultants and Non-Employee Directors. In particular, the Committee shall have the authority:

(a) to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants and Non-Employee Directors;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock under Subsection 6.3(d);

(f) to the extent permitted by law, to determine whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear a reasonable rate of interest) to Eligible Employees, Consultants or Non-Employee Directors in order to purchase shares of Common Stock under the Plan;

(g) to modify, extend or renew an Award, subject to Sections 10.1 and 6.3(g) hereof, provided, however, that if an Award is modified, extended or renewed and thereby deemed to be the issuance of a new Award under the Code or the applicable accounting rules, the exercise price of a Stock Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal;

(h) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option; and

(i) to determine whether to require an Eligible Employee, Consultant or Non-Employee Director, as a condition of the granting of an Award, not to sell or otherwise dispose of shares acquired pursuant to the exercise of an Option for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option.

3.3. Guidelines.

(a) Subject to Article X hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Options and Restricted Stock intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.

(b) Without limiting the foregoing, the Committee shall have the authority to establish special guidelines, provisions and procedures applicable to Awards granted to persons who are residing or employed in, or subject to, the taxes of, countries other than the United States to accommodate differences in applicable tax, securities or other local law. The Committee may adopt supplements or amendments to the Plan to reflect the specific requirements of local laws and procedures of non-United States jurisdictions without affecting the terms of the Plan as then in effect for any other purposes.

3.4. Decisions Final.

Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5. Procedures.

If the Committee is appointed, the Board of Directors shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as the Committee shall deem advisable, including, without limitation, by telephone conference or by written consent. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6. Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to officers to grant Awards or execute agreements or other documents on behalf of the Committee, provided that officer who has authority to grant Awards may not grant Awards to himself or herself.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or former officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s or former officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employee, officer, director or member or former employee, officer, director or member may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE IV

SHARE AND OTHER LIMITATIONS

4.1. Shares.

(a) General Limitation. The aggregate number of shares of Common Stock that may be the subject of Awards under this Plan shall not exceed 6,000,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. Any shares of Common Stock that are subject to Restricted Stock shall be counted against this limit as three (3) shares for every share granted. If either (i) any Option granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full or (ii) the Company repurchases any Option pursuant to Section 6.3(e), the number of underlying shares of Common Stock shall again be available for the purposes of Awards under the Plan. To the extent permitted by applicable law, if Common Stock has been exchanged by a Participant as full or partial payment to the Company, or for required withholding, in connection with the exercise of a Stock Option, the vesting of Restricted Stock or the number of shares of Common Stock otherwise deliverable has been reduced for withholding, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or reduced for withholding shall again be available under the Plan. If a share of Restricted Stock is forfeited for any reason, three (3) shares of Common Stock shall again be available for the purposes of Awards under the Plan.

(b) Individual Participant Limitations. The maximum number of shares of Common Stock subject to any Option which may be granted under this Plan during any calendar year to any Eligible Employee shall not exceed 200,000 shares (subject to any increase or decrease pursuant to Section 4.2). Solely with respect to Restricted Stock that is intended to be “performance-based” compensation under Section 162(m) of the Code, the maximum number of shares of Common Stock subject to Restricted Stock which may be granted under this Plan during any calendar year to any Eligible Employee shall not exceed 200,000 shares (subject to any increase or decrease pursuant to Section 4.2). If the Company grants Awards to a Participant to purchase a number of shares of Common Stock that is less than the aforementioned individual Participant limitation, or does not grant any Awards during any calendar year to a Participant, then the amount of such shortfall shall be carried forward and added to the individual share limitation in subsequent years with respect to such Participant until the shortfall is eliminated.

4.2. Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or its Affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or its Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(b) In the event of any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, non-cash distribution with respect to its outstanding Common Stock of capital stock other than Common Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company’s assets or business, or any similar change affecting the Company’s capital structure or business and the Committee determines in good faith that an adjustment is necessary or appropriate under the Plan to reflect the change, then the aggregate number and kind of shares which thereafter may be issued under this Plan and the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Option or under Restricted Stock granted under this Plan and the purchase price thereof shall be appropriately adjusted consistent with such change, and such other changes in the Awards may be made in such manner as the Committee may deem necessary or appropriate to reflect the change, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns. Except as provided in this Section 4.2, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated and eliminated. No fractional shares of Common Stock shall be issued under the Plan. The Committee must pay cash settlements in lieu of any fractional shares of Common Stock in settlement of Awards under the Plan. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), then the Committee may, in its sole discretion, terminate all outstanding Options of Eligible Employees, Consultants or Non-Employee Directors effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that, unless otherwise determined at the time of grant, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Eligible Employee shall have the right to exercise in full all of his or her Options that are then outstanding (whether vested or not vested and without regard to any limitations on exercisability otherwise contained in the Option) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void. If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Options pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

4.3. Minimum Purchase Price.

Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than par value.

ARTICLE V

ELIGIBILITY

5.1. General Eligibility.

All Eligible Employees, Prospective Employees, Consultants and Non-Employee Directors of the Company and its Affiliates shall be eligible for grants of Non-Qualified Stock Options and Restricted Stock. Eligibility for the grant of a Non-Qualified Stock Option or Restricted Stock and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.2. Incentive Stock Options.

All Eligible Employees of the Company and its Affiliates, other than Prospective Employees, shall be eligible for grants of Incentive Stock Options under this Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.3. General Requirement.

The vesting and exercise of Awards granted to a Prospective Employee or prospective Consultant are conditioned upon such individual actually becoming an Eligible Employee or Consultant.

ARTICLE VI

STOCK OPTIONS

6.1. Options.

Each Stock Option granted hereunder shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code; or (ii) a Non-Qualified Stock Option.

6.2. Grants.

Subject to the provisions of Article V, the Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options or any combination thereof. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify, shall constitute a separate Non-Qualified Stock Option. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options.

6.3. Terms of Options.

Options granted under this Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Common Stock at the time of grant; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Shareholder, the exercise price shall be no less than 110% of the Fair Market Value of a share of Common Stock.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted; provided, however, the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion provided, that, unless otherwise determined by the Committee at grant, the grant shall provide that as a condition of the exercise of an Option, the Participant shall be required to certify at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased accompanied by payment in full of the purchase price, and such notice must specify the date (not to exceed more than ninety (90) days after the date of such notice) on which such shares will be purchased. Payment of the purchase price for shares of Common Stock issued pursuant to the exercise of an Option may be made as follows: (i) in cash or by check, bank draft or money order payable to the order of Company; (ii) through the delivery to the Company of shares of Common Stock owned by the Participant, which to the extent necessary to avoid a charge (for accounting purposes) to the Company’s earnings as reported in the Company’s financial statements, must be held for a period of at least six (6) months (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date; (iii) on such other terms and conditions as may be acceptable to the Committee (which may include a reduction in the number of shares of Common Stock issuable upon exercise, based on the Fair Market Value of the Common Stock on the payment date) or (iv) any combination of the foregoing. Payment for shares of Common Stock purchased pursuant to exercise of an Option shall be made at the principal offices of the Company. For purposes of this Section, the date of issuance shall be the date upon which payment in full of the purchase price has been received by (or tendered to) the Company as provided herein. No shares of Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for.

(e) Buy Out and Settlement Provisions. The Committee may at any time on behalf of the Company offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

(g) Form, Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of agreement as is approved by the Committee, and the Committee may modify, extend or renew outstanding Options granted under the Plan and accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option, provided that the foregoing shall not apply to adjustments or substitutions in accordance with Section 4.2.

(h) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, permitting “reloads” such that the same number of Options are granted as the number of shares used to pay for the exercise price of Options or shares used to pay withholding taxes (“Reloads”). With respect to Reloads, the exercise price of the new Stock Option shall be the Fair Market Value on the date of the “reload” and the term of the Stock Option shall be the same as the remaining term of the Options that are exercised, if applicable, or such other exercise price and term as determined by the Committee.

6.4. Termination.

The following rules apply with regard to Options upon the Termination of a Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant or in the case of his death his estate are reduced, thereafter.

(a) Termination by Reason of Death. If a Participant’s Termination is by reason of death, any Stock Option held by such Participant may be exercised, to the extent exercisable at the Participant’s death, by the legal representative of the estate, at any time within a period of six (6) months from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

(b) Termination by Reason of Disability. If a Participant’s Termination is by reason of Disability, any Stock Option held by such Participant, may be exercised, to the extent exercisable at the Participant’s termination, by the Participant (or the legal representative of the Participant’s estate if the Participant dies after termination) at any time within a period of six (6) months from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of six (6) months from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

(c) Termination by Reason of Retirement. If a Participant’s Termination is by reason of Retirement, any Stock Option held by such Participant, may thereafter be exercised, to the extent exercisable at Retirement, by the Participant at any time within a period of three (3) months from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of six (6) months from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

(d) Termination Other than for Cause. If a Participant’s Termination is for any reason other than for Cause, death, Disability or Retirement, any Stock Option held by such Participant may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of one (1) month from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

(e) Termination for Cause. In the event the Participant’s Termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for Termination by the Company for Cause (without regard to any notice or cure period requirement), any Stock Option held by the Participant at the time of occurrence of the event which would be grounds for Termination by the Company for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for Termination by the Company for Cause.

ARTICLE VII

RESTRICTED STOCK

7.1. Awards of Restricted Stock. Restricted Stock may be issued to all eligible Participants pursuant to Article V of the Plan either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.3), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirements of Section 162(m) of the Code. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer shares of Restricted Stock awarded under this Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement.

7.2. Objective Performance Goals, Formulae or Standards. Notwithstanding the foregoing, if the award of Restricted Stock is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code and if the grant of such Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable number of shares of Restricted Stock to be granted or the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain in accordance with Section 162(m) of the Code. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The Performance Goals are set forth in Exhibit A hereto.

7.3. Awards and Certificates. A Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price. The purchase price of Restricted Stock shall be determined by the Committee, but shall not be less than as permitted under applicable law.

(b) Acceptance. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c) Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Dress Barn, Inc. (the “Company”) 2001 Stock Incentive Plan, and an Award agreement entered into between the registered owner and the Company dated ____________. Copies of such Plan and Award agreement are on file at the principal office of the Company.”

(d) Custody. The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(e) Rights as Shareholder. Except as provided in this subsection and subsection (d) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Committee, in its sole discretion, specifies otherwise at the time of the Award.

(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

(g) Termination. Unless otherwise determined by the Committee at grant or thereafter, upon a Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited.

ARTICLE VIII

NON-TRANSFERABILITY

8.1. Non-Transferability.

Except as provided in the last sentence of this Article VIII, no Award shall be Transferred by the Participant otherwise than by will or by the laws of descent and distribution, all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant, no Award shall, except as otherwise specifically provided by law or herein, be Transferred in any manner, and any attempt to Transfer any such Award shall be void. No Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Article VIII is Transferable, in whole or in part, to a “family member” as defined in Securities Act Form S-8 and under such conditions as specified by the Committee.

ARTICLE IX

CHANGE IN CONTROL PROVISIONS

9.1. Benefits.

In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of an Award, the following shall apply to Awards granted to Participants:

(a) Subject to paragraph (b) below with regard to Options granted to Eligible Employees, Consultants and Non-Employee Directors, all outstanding Stock Options of such Participant granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety upon the occurrence of a Change in Control. The Committee, in its sole discretion, may provide for the purchase of any such Stock Options by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options. For purposes of this Section 9.1, Change in Control price shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change in Control.

(b) Notwithstanding anything to the contrary herein, unless the Committee provides otherwise at the time an Option is granted hereunder, no acceleration of exercisability shall occur with respect to such Option if the Committee reasonably determines in good faith, prior to the occurrence of the Change in Control, that the Options shall be honored or assumed, or new rights substituted therefor (each such honored, assumed or substituted option hereinafter called an “Alternative Option”), by a Participant’s employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Option must meet the following criteria:

(i) the Alternative Option must be based on stock which is traded on an established securities market, or which will be so traded within thirty (30) days of the Change in Control;

(ii) the Alternative Option must provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise schedule; and

(iii) the Alternative Option must have economic value substantially equivalent to the value of such Option (determined at the time of the Change in Control). For purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury regulation Section 1.425-1 (and any amendments thereto).

(c) Unless otherwise determined by the Committee at grant, all outstanding Restricted Stock shall vest upon a Change in Control.

9.2. Change in Control.

(a) For Awards granted prior to September 29, 2005, a “Change in Control” shall be deemed to have occurred upon the consummation of a sale of all or substantially all of the assets or capital stock of the Company that has not been approved by the Board (whether by means of a stock sale, asset sale, merger, consolidation or otherwise).

(b) For Awards granted on or after September 29, 2005, a “Change in Control” shall be deemed to have occurred:

(i) upon any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this section) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

(iii) upon a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company;

(iv) upon approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale;

(v) upon the Board of Directors no longer having any member of the Jaffe Family (as defined below) serving as a member of the Board of Directors; or

(vi) upon the Jaffe Family owning (as defined in Rule 13d-3 under the Exchange Act), on a aggregate basis, directly or indirectly, securities of the Company representing less than 5% of the combined voting power of the Company’s then outstanding securities.

(c) For the purposes of Sections 9.2(b)(v) and (vi), the “Jaffe Family” shall mean Elliot S. Jaffe, Roslyn S. Jaffe, David R. Jaffe, or any of their direct lineal descendants.

ARTICLE X

TERMINATION OR AMENDMENT OF THE PLAN

10.1. Termination or Amendment.

Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure compliance with any regulatory requirement referred to in Article XII or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the shareholders of the Company in accordance with the laws of the State of Connecticut, to the extent required by the applicable provisions of Section 162(m) of the Code, or to the extent applicable to Incentive Stock Options, Section 422 of the Code, no amendment may be made that would (i) amend Section 4.1(a) or any other plan provision to increase the aggregate maximum number of shares of Common Stock that may be issued under the Plan; (ii) increase the maximum individual Participant limitations under Section 4.1(b); (iii) change the classification of employees, directors and service providers eligible to receive Awards under this Plan; (iv) extend the maximum option period under Section 6.3; or (v) require shareholder approval in order for the Plan to comply with the applicable provisions of Section 162(m) of the Code or to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the shareholders of the Company in accordance with the applicable laws of the State of Connecticut to increase the aggregate number of shares of Common Stock that may be issued under the Plan or to make any other amendment that would require shareholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XI

UNFUNDED PLAN

11.1. Unfunded Status of Plan.

This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE XII

GENERAL PROVISIONS

12.1. Legend.

The Committee may require each person receiving shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities association system upon whose system the Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.2. Other Plans.

Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.3. No Right to Employment/Directorship/Consultancy.

Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment, directorship or consultancy by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed to terminate his employment at anytime. Neither this Plan nor the grant of any Award hereunder shall impose any obligations on the Company to retain any Participant as a director nor shall it impose on the part of any Participant to remain as a director of the Company.

12.4. Withholding of Taxes.

The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.

The Committee may permit any such statutorily required withholding obligation with regard to any Eligible Employee, Consultant or Non-Employee Director to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid in cash by the Participant.

12.5. Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 12.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

12.6. Governing Law.

This Plan shall be governed and construed in accordance with the laws of the State of Connecticut (regardless of the law that might otherwise govern under applicable Connecticut principles of conflict of laws).

12.7. Construction.

Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

12.8. Other Benefits.

No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

12.9. Costs.

The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

12.10. No Right to Same Benefits.

The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

12.11. Death/Disability.

The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

12.12. Section 16(b) of the Exchange Act.

All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

12.13. Successor and Assigns.

The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

12.14. Severability of Provisions.

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

12.15. Headings and Captions.

The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XIII

EFFECTIVE DATE OF PLAN

The Plan was originally adopted by the Board on September 26, 2001, subject to the approval of this Plan by the shareholders of the Company (which was obtained at the 2001 annual shareholders’ meeting) in accordance with the requirements of the laws of the State of Connecticut or such later date as provided in the adopting resolution. The Board approved the amendment and restatement of the Plan effective as of January 1, 2005 and a further amendment and restatement of the Plan effective as of September 29, 2005, subject to shareholder approval at the Company’s 2005 annual shareholders’ meeting.

ARTICLE XIV

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after September 26, 2011, but Awards granted prior to such tenth anniversary may extend beyond that date; provided that no Award of Restricted Stock that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the shareholder approval of the amendment and restatement of the Plan at the Company’s 2005 annual shareholders’ meeting unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders approve the Performance Goal set forth on Exhibit A.

ARTICLE XV

NAME OF PLAN

This Plan shall be known as the “The Dress Barn, Inc. 2001 Stock Incentive Plan.”

EXHIBIT A

PERFORMANCE GOALS

Performance Goals established for purposes of the grant and/or vesting of Restricted Stock intended to be “performance-based” under Section 162(m) of the Code shall be based on one or more of the following (“Performance Goals”): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division, other operational unit of the Company or administrative department); (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Company, including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, other operational unit or administrative department of the Company); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholder equity of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (ix) the attainment of certain target levels of, or a percentage increase in, market share; (x) the attainment of certain target levels of, or a percentage increase in, in the fair market value of the shares of the Company’s Common Stock; (xi) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; (xii)  the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs of the Company, subsidiary, parent, division, operational unit or administrative department; or (xiii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

ANNEX B

THE DRESS BARN, INC.

EXECUTIVE 162(m) BONUS PLAN

THE DRESS BARN, INC.
EXECUTIVE 162(m) BONUS PLAN

1. PURPOSE

The purpose of this Plan is to attract, retain and motivate key executive employees by providing cash performance awards to designated key executive employees of the Company and its Subsidiaries. This Plan shall be effective upon the approval of the Plan by the shareholders of the Company in accordance with the laws of the State of Connecticut.

2. DEFINITIONS

Unless the context otherwise requires, the follow terms shall have the meanings set forth below:

(a)	“Award” - shall mean the total Performance Award as determined under the Plan.

(b)	“Board” - shall mean the Board of Directors of the Company.

(c)	“Change in Control of the Company” - shall have the meaning set forth in Exhibit A.

(d)	“Code” - shall mean the Internal Revenue Code of 1986, as amended and any successor thereto.

(e)	“Code Section 162(m)” - shall mean the exception for performance-based compensation under Section 162(m) of the Code or any successor section and the Treasury regulations promulgated thereunder.

(f)	“Company” - shall mean The Dress Barn, Inc. and any successor by merger, consolidation or otherwise.

(g)
“Committee” - shall mean the Compensation Committee of the Board or such other Committee of the Board that is appointed by the Board all of whose members shall satisfy the requirements to be “outside directors,” as defined under Code Section 162(m).

(h)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and any successor thereto.

(i)	“Individual Target Award” - shall mean the targeted performance award for a Performance Period specified by the Committee as provided in Section 5 hereof.

(j)	“Participant” - shall mean an employee of the Company or a Subsidiary selected, in accordance with Section 4 hereof, to be eligible to receive an Award in accordance with this Plan.

(k)	“Performance Award” - shall mean the amount paid or payable under Section 6 hereof.

(l)	“Performance Goal” - shall mean the objective performance goals, formulae or standards that the Committee shall establish in accordance with Section 6.2 hereof.

(m)	“Performance Period” - shall mean a period of one (1) year, fiscal or calendar, or less, as determined by the Board.

(n)	“Plan” - shall mean this The Dress Barn, Inc. Executive 162(m) Bonus Plan.

(o)
“Subsidiary” - shall mean, other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Subsidiaries; or (iii) any other entity in which the Company or any of its Subsidiaries has a material equity interest and which is designated as a “Subsidiary” by resolution of the Committee.

3. ADMINISTRATION AND INTERPRETATION OF THE PLAN

The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility to: (i) interpret the Plan; (ii) approve the designation of eligible Participants; (iii) set the performance criteria for Awards within the Plan guidelines; (iv) certify attainment of performance goals and other material terms; (v) reduce Awards as provided herein; (vi) authorize the payment of all benefits and expenses of the Plan as they become payable under the Plan; (vii) adopt, amend and rescind rules and regulations relating to the Plan; and (viii) make all other determinations and take all other actions necessary or desirable for the Plan’s administration including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in this Plan in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under Code Section 162(m).

Decisions of the Committee shall be made by a majority of its members. All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company. The Plan is intended to comply with Code Section 162(m), and all provisions contained herein shall be limited, construed and interpreted in a manner to comply therewith.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company or its affiliates to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees, which fees shall be paid as incurred) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of or in connection with any action, omission or determination relating to the Plan, unless, in each case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company. The foregoing provisions are in addition to and shall not be deemed to limit or modify, any exculpatory rights or rights to indemnification or the advancement of expenses that any such persons may now or hereafter have, whether under the Company’s Amended and Restated Certificate of Incorporation, the Connecticut Business Corporation Act or otherwise.

4. ELIGIBILITY AND PARTICIPATION

(a)
For each Performance Period, the Committee shall select the employees of the Company and its Subsidiaries who are to participate in the Plan from among the executive employees of the Company and its Subsidiaries.

(b)
No person shall be entitled to any Award under this Plan for any Performance Period unless he or she is so designated as a Participant for that Performance Period. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion, subject to any limitations required to comply with Code Section 162(m).

5. INDIVIDUAL TARGET AWARD

For each Participant for each Performance Period, the Committee may specify a targeted performance award, which shall be referred to herein as an Individual Target Award. The Individual Target Award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under this Plan), or an amount determined pursuant to an objective formula or standard. Establishment of an Individual Target Award for an employee for a Performance Period shall not imply or require that the same level or any Individual Target Award be set for any subsequent Performance Period. At the time the Performance Goals are established (as provided in Section 6.2 below), the Committee shall prescribe a formula to determine the percentages (which, subject to Section 6.5 hereof, may be greater than one-hundred percent (100%)) of the Individual Target Award which may be payable based upon the degree of attainment of the Performance Goals during the Performance Period. Notwithstanding anything else herein, unless otherwise specified by the Committee with respect to an Individual Target Award, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentage thereof) regardless of the degree of attainment of the Performance Goals; provided that no such discretion to reduce an Award earned based on achievement of the applicable Performance Goals shall be permitted for the Performance Period in which a Change in Control of the Company occurs, or during such Performance Period with regard to the prior Performance Period if the Awards for the prior Performance Period have not been made by the time of the Change in Control of the Company, with regard to individuals who were Participants at the time of the Change in Control of the Company.

6. PERFORMANCE AWARD PROGRAM

6.1 Performance Awards. Subject to Section 7 herein, each Participant is eligible to receive up to the achieved percentage of their Individual Target Award for such Performance Period (or, subject to the last sentence of Section 5, such lesser amount as determined by the Committee in its sole discretion) based upon the attainment of the objective Performance Goals established pursuant to Section 6.2 and the formula established pursuant to Section 5. Except as specifically provided in Section 7, no Performance Award shall be made to a Participant for a Performance Period unless the minimum Performance Goals for such Performance Period are attained.

6.2 Performance Goals. The Committee shall establish the objective performance goals, formulae or standards and the Individual Target Award (if any) applicable to each Participant or class of Participants for a Performance Period in writing prior to the beginning of such Performance Period or at such later date as permitted under Code Section 162(m) and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Code Section 162(m) or otherwise violate Code Section 162(m), such provision shall be of no force or effect. These Performance Goals shall be based on one or more of the following criteria with regard to the Company (or a Subsidiary, division, other operational unit or administrative department of the Company): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits, including without limitation that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions; (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital); (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholder equity; (ix) the attainment of certain target levels of, or a percentage increase in, market share; (x) the attainment of certain target levels of, or a percentage increase in, the fair market value of the shares of the Company’s common stock; (xi) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (xii)  the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs; or (xiii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or Subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Code Section 162(m), but only to the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for shareholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

6.3 Except as otherwise provided herein, the measures used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of Code Section 162(m)(4)(C) and the regulations thereunder:

(a) all items of gain, loss or expense for the fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) or the financial statements of the Company (or a Subsidiary, division, other operational unit or administrative department of the Company);

(b) all items of gain, loss or expense for the fiscal year that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) during the fiscal year; and

(c) all items of gain, loss or expense for the fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

6.4 To the extent any objective Performance Goals are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Goals are set.

6.5  Maximum Performance Award. The maximum Performance Award payable to a Participant for any Performance Period based on a one (1) year period (whether fiscal or calendar) shall not exceed 100% of his or her annual base salary for such year; provided that in no event shall the amount of such Performance Award exceed $1,500,000. For any Performance Period of less than one (1) year the maximum Performance Award limit shall be reduced on a pro rata basis.

6.6 Payment Date; Committee Certification. Performance Awards will be paid as soon as administratively feasible after the Performance Period in which they are earned, but not before the Committee certifies in writing that the Performance Goals specified pursuant to Section 6.2 (except to the extent permitted under Code Section 162(m) and provided in Section 7 with regard to death, disability or Change in Control of the Company or certain other termination situations) were, in fact, satisfied, except as may otherwise be agreed by a Participant and the Company in a written agreement executed prior to the beginning of the Performance Period to which the Performance Award relates in accordance with any deferred compensation program, if any, in effect applicable to such Participant. The Committee shall use its best efforts to make a determination with regard to satisfaction of the Performance Goals within two and one-half (2½) months after the end of each Performance Period. Any Performance Award deferred by a Participant shall not increase (between the date on which the Performance Award is credited to any deferred compensation program applicable to such Participant and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Code Section 162(m). The Participant shall have no right to receive payment of any deferred amount until he or she has a right to receive such amount under the terms of the applicable deferred compensation program. To the extent applicable, any deferral under this section is intended to comply with the applicable requirements of Code Section 409A (and the regulations thereunder) and shall be limited, construed and interpreted in a manner so as to comply therewith.

7. EMPLOYMENT ON AWARD DATE GENERALLY REQUIRED FOR AWARD

No Award shall be made to any Participant who is not an active employee of the Company or one of its Subsidiaries or affiliates on the date Awards for the Performance Period are generally paid to Participants; provided, however, that the Committee, in its sole and absolute discretion, may make Awards to Participants for a Performance Period in circumstances that the Committee deems appropriate including, but not limited to, a Participant’s death, disability, retirement or other termination of employment during such Performance Period and the Committee shall be required to make at least a pro-rata Award through the date of a Change in Control of the Company to each Participant who is a Participant at the time of such Change in Control of the Company.

8. NON-ASSIGNABILITY

No Award under this Plan nor any right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

9. NO RIGHT TO EMPLOYMENT

Nothing in the Plan or in any notice of award pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or one of its Subsidiaries or affiliates nor affect the right of the Company or any of its Subsidiaries or affiliates to terminate the employment of any Participant.

10. AMENDMENT OR TERMINATION

The Board (or a duly authorized committee thereof) may, in its sole and absolute discretion, amend, suspend or terminate the Plan or adopt a new plan in place of this Plan at any time; provided, that no such amendment shall, without the prior approval of the shareholders of the Company entitled to vote thereon in accordance with the laws of the State of Connecticut to the extent required under Code Section 162(m): (i) materially alter the Performance Goals as set forth in Section 6.2; (ii) increase the maximum amount set forth in Section 6.5; (iii) change the class of eligible employees set forth in Section 4(a); or (iv) implement any change to a provision of the Plan requiring shareholder approval in order for the Plan to continue to comply with the requirements of Code Section 162(m). Furthermore, no amendment, suspension or termination shall, without the consent of the Participant, alter or impair a Participant’s right to receive payment of an Award for a Performance Period otherwise payable hereunder. In addition, no Award shall be granted based on the Performance Goals established on or after the first shareholder meeting that occurs in the fifth year following the year in which the shareholders previously approved the Performance Goals, unless the shareholders reapprove the Performance Goals on or before such shareholder meeting. Notwithstanding anything herein to the contrary, any provision in this Plan that is inconsistent with Code Section 409A shall be deemed to be amended to comply with Code Section 409A and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Board (or a duly authorized committee thereof) may at any time and from time to time amend, in whole or in part, any or all of the provisions of this Plan to comply with Code Section 409A and the regulations thereunder or any other applicable law without Participant consent.

11. SEVERABILITY

In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

12. WITHHOLDING

The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan.

13. GOVERNING LAW

This Plan and any amendments thereto shall be construed, administered, and governed in all respects in accordance with the laws of the State of Connecticut (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

Exhibit A

A Change in Control of the Company shall be deemed to have occurred:

i.
upon any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

ii.
during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii), or (iv) of this Exhibit A) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

iii.
upon a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (i) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company;

iv.
upon approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale;

v.	upon the Board no longer having any member of the Jaffe Family (as defined below) serving as a member of the Board; or

vi.
upon the Jaffe Family owning (as defined in Rule 13d-3 under the Exchange Act), on a aggregate basis, directly or indirectly, securities of the Company representing less than 5% of the combined voting power of the Company’s then outstanding securities.

For the purposes of this Exhibit A paragraphs (v) and (vi), the “Jaffe Family” shall mean Elliot S. Jaffe, Roslyn S. Jaffe, David R. Jaffe, or any of their direct lineal descendants.

ANNEX C

THE DRESS BARN, INC.
2005 EMPLOYEE STOCK PURCHASE PLAN
(Effective as of January 1, 2005)

THE DRESS BARN, INC.
2005 EMPLOYEE STOCK PURCHASE PLAN
(Effective as of January 1, 2005)

Table of Contents

1.	Purpose	C-4
2.	Definitions	C-4
3.	Shares Reserved for Plan	C-7
4.	Administration of the Plan	C-7
5.	Participation in the Plan	C-8
6.	Purchase Price	C-9
7.	Method of Payment	C-9
8.	Employee’s Election to Purchase; Grants of Options	C-9
9.	Exercise of Option	C-10
10.	Delivery of Common Stock	C-11
11.	Limitations of Number of Shares Which May Be Purchased	C-11
12.	Shareholder Rights	C-12
13.	Rights to Purchase Shares Not Transferable	C-12
14.	Cancellation of Election to Purchase	C-12
15.	Leave of Absence or Layoff	C-13
16.	Effect of Failure to Make Payments When Due	C-13
17.	Termination of Continuous Service; Other Involuntary Withdrawal	C-13
18.	Dividends and Interest	C-14
19.	Application of Funds	C-14
20.	Amendment and Termination	C-14

21.	Reports	C-14
22.	Effective Date; Governmental Approvals or Consents	C-14
23.	Notices	C-15
24.	Regulations and Other Approvals; Governing Law	C-15
25.	Withholding of Taxes	C-15
26.	Restrictions	C-16
27.	No Employment Rights	C-16
28.	Severability of Provisions	C-16
29.	Construction	C-16

THE DRESS BARN, INC.
2005 EMPLOYEE STOCK PURCHASE PLAN
(Effective as of January 1, 2005)

1.	Purpose.

The purpose of The Dress Barn, Inc. 2005 Employee Stock Purchase Plan (the “Plan”) is to encourage and enable eligible employees of The Dress Barn, Inc. (the “Company”) and certain affiliated companies to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as shareholders to participate in the Company’s growth and earnings. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.

The following words or terms have the following meanings:

(a) “Agent” shall mean the agent, broker or other administrator, including without limitation, employees of the Employer, appointed by the Committee pursuant to Section 4(b) hereof.

(b) “Annual Pay” shall mean an amount equal to the annual basic rate of pay of an Eligible Employee as determined from the payroll records of the Company or Designated Subsidiary, (including amounts contributed by an Eligible Employee under Section 401(k) or 125 of the Code) but excluding all other cash compensation paid to an Eligible Employee during a Purchase Period by the Company or Designated Subsidiary. Without limiting the generality of the foregoing, Annual Pay shall not include overtime, bonuses, any contributions by the Company or Designated Subsidiary, to, or benefits paid under, the Plan or any other pension, profit-sharing, fringe benefit, group insurance or other employee welfare plan or any deferred compensation arrangement (other than pursuant to Section 401(k) or 125 of the Code), expenses and reimbursements, and any other special or extraordinary compensation. Notwithstanding the foregoing, the Committee, in its sole discretion, may adjust the types of compensation constituting Annual Pay; provided that any such determination shall be applied on a uniform and consistent basis to all Eligible Employees.

(c) “Board of Directors” shall mean the Board of Directors of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the Compensation and Stock Incentive Committee of the Board of Directors of the Company, any successor committee or such other committee the Board of Directors of the Company appoints to administer the Plan. To the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board of Directors.

(f) “Company” shall mean The Dress Barn, Inc., a corporation organized under the laws of Connecticut (or any successor corporation).

(g) “Continuous Service” shall mean the period of time, uninterrupted by a termination of employment, and immediately preceding an Offering Date, that an Employee has been employed by the Company and/or a Subsidiary. Such period of time shall include any separation period of leave or layoff of less than three months occurring within such period of time. For the purposes of the Plan, any period of leave or layoff three months or longer shall be deemed to cause a termination of employment effective as of the end of the third month of such leave or layoff.

(h) “Designated Subsidiaries” shall mean each Subsidiary on the effective date of the Plan and future Subsidiaries and Parents (if any) that are not specifically excluded from participation by the Committee from time to time in its sole discretion. In the event that the Company has Subsidiaries or Parents located in jurisdictions outside of the United States, any such Subsidiary or Parent shall not be a Designated Subsidiary unless the Committee specifically designates such Subsidiary or Parent as a Designated Subsidiary.

(i) “Eligible Employee” shall mean each person who on an Offering Date: (i) is an Employee of the Company or a Designated Subsidiary; (ii) has at least one year of Continuous Service; and (iii) is not deemed for the purposes of Section 423 of the Code and regulations promulgated thereunder to own, directly or indirectly and by certain rules of constructive ownership, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, a Subsidiary or Parent (if any). Notwithstanding the foregoing, the Committee may exclude the employees of any specified Designated Subsidiary from any offering under the Plan.

(j) “Employee” shall mean each person employed by the Company or a Subsidiary, excluding: (i) a person whose customary employment is 20 hours or less per week; and (ii) a person whose customary employment is not for more than five months in any calendar year.

(k) “Employer” shall mean, with respect to any Employee, the Company or Designated Subsidiary by which the employee is employed.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Exercise Date” shall mean March 31, June 30, September 30 and December 31 of each Plan Year or such other dates determined by the Committee.

(n) “Market Price” shall mean the closing price of the Common Stock as reported on the principal market, trading system or exchange on which the Company’s Shares are traded as of the applicable Exercise Date, or, if there was only one sale on such date, then the price of such sale, or if there was no sale on such date, then as of the next preceding date on which there was a sale.

(o) “Offering Date” shall mean January 2, April 1, July 1 and October 1 of each Plan Year or such other dates determined by the Committee.

(p) “Option” shall mean the right or rights granted to Eligible Employees to purchase the Company’s Common Stock under an offering made under the Plan and pursuant to such Eligible Employees’ elections to purchase.

(q) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of an Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(r) “Participant” shall mean an Eligible Employee who participates in the Plan.

(s) “Plan” shall mean The Dress Barn, Inc. 2005 Employee Stock Purchase Plan, as amended from time to time.

(t) “Plan Year” shall mean a calendar year ending December 31 for which the Plan is in effect.

(u) “Purchase Period” shall mean the period beginning on an Offering Date and ending on the next succeeding Exercise Date.

(v) “Rule 16b-3” shall mean Rule 16b-3 promulgated under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

(w) “Shares”, “stock” or “Common Stock” shall mean shares of the Company’s common stock, par value $.05 per share.

(x) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(y) “Subscription Period” shall mean, with respect to each Option, the first day of the preceding Purchase Period through the 20th day of the last month preceding the Purchase Period, or such other period of time designated by the Committee, in its sole discretion, in any offer of Common Stock under the Plan beginning on the first day Eligible Employees may elect to purchase Shares and ending on the last day such elections to purchase are authorized to be received and accepted.

3.	Shares Reserved for Plan.

(a) The Shares of the Company’s Common Stock to be sold to Eligible Employees under the Plan may, at the election of the Committee, be purchased by the Agent on the open market or may be treasury shares or newly-issued and authorized Shares delivered to the Plan, upon such terms as the Committee may approve. The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be 100,000, subject to adjustment as provided in paragraph (b) of this section. The Shares reserved may be issued and sold pursuant to one or more offerings under the Plan. With respect to each offering, the Committee may specify the number of Shares to be made available, the length of the Subscription Period, the length of the Purchase Period, the Offering Dates and such other terms and conditions not inconsistent with the Plan as may be necessary or appropriate. In no event shall the Subscription Period and the Purchase Period together exceed twenty-seven (27) months for any offering.

(b) In the event of any increase, reduction, or change or exchange of Common Stock for a different number or kind of Shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of Shares, repurchase of Shares, change in corporate structure or otherwise, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under Option, as well as the price per Share of Common Stock covered by each Option under the Plan which has not yet been exercised.

(c) Subject to any required action by the shareholders, if the Company is the surviving corporation in any merger or consolidation, any Option granted hereunder shall continue to apply to the Shares. In the event of the complete liquidation of the Company or of a reorganization, consolidation or merger in which the Company is not the surviving corporation, any Option granted under the Plan shall continue solely until immediately prior to the effective date of such liquidation, reorganization, consolidation or merger in which the Company is not surviving corporation.

4.	Administration of the Plan.

(a) The Plan shall be administered by the Committee and the Committee may select an administrator or any other person to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all actions in connection therewith or in relation thereto as it deems necessary or advisable. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to the laws of, jurisdictions outside of the United States to comply with applicable tax and securities laws. All interpretations and determinations of the Committee shall be made in its sole and absolute discretion based on the Plan document and shall be final, conclusive and binding on all parties.

(b) The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent. The Committee may, in its sole discretion, designate an Agent to administer the Plan, purchase and sell Shares in accordance with the Plan, keep records, send statements of account to employees and to perform other duties relating to the Plan, as the Committee may request from time to time. The Agent shall serve as custodian for purposes of the Plan and, unless otherwise requested by the Participant, Common Stock purchased under the Plan shall be held by and in the name of, or in the name of a nominee of, the custodian for the benefit of each Participant, who shall thereafter be a beneficial shareholder of the Company. The Committee may adopt, amend or repeal any guidelines or requirements necessary for the custody and delivery of the Common Stock, including, without limitation, guidelines regarding the imposition of reasonable fees in certain circumstances.

(c) The Company shall, to the fullest extent permitted by law and the Certificate of Incorporation and By-laws of the Company and, to the extent not covered by insurance, indemnify each director, officer or employee of the Employer (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company, except in instances where any such person engages in willful misconduct or fraud. Such right of indemnification shall include the right to be paid by the Company for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding, shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the By-Laws of the Company. Expenses incurred by the Committee or the Board of Directors in the engagement of any such counsel, consultant or agent shall be paid by the Company.

5.	Participation in the Plan.

Options to purchase the Company’s Common Stock under the Plan shall be granted to all Eligible Employees; provided, however, that solely to the extent allowable under Section 423 of the Code, the Committee may determine that an offering of Common Stock under the Plan will not be extended to all or some officers, highly compensated employees of the Employer or to those employees whose principal duties consist of supervising the work of other employees, including, without limitation, persons subject to the requirements of Section 16(b) of the Exchange Act. Any decision relating to the inclusion or exclusion of any executive officer (as defined in Rule 3b-7 promulgated under the Exchange Act as then in effect or any successor provisions) of the Employer pursuant to this section shall be made only by the members of the Committee who are not executive officers of the Employer and who have not participated or been eligible to participate in this Plan or any similar employee stock option plan for a period of at least one year prior to such determination. Effective as of the effective date of the Plan until modified by the Committee, no person who is subject to the requirements of Section 16(b) of the Exchange Act shall be eligible to participate in the Plan.

6.	Purchase Price.

The purchase price for Shares purchased pursuant to the Plan shall be determined by the Committee, in its sole discretion, and shall remain in effect unless modified at least thirty (30) days prior to the applicable Offering Date, but in no event shall be less than eighty-five percent (85%) of the Market Price of a Share of Common Stock on the Exercise Date. Effective as of the effective date of the Plan until modified by the Committee, the price per Share of the Common Stock subject to an offering shall be ninety percent (90%) of the Market Price of a Share of Common Stock on the Exercise Date.

7.	Method of Payment.

Payment for Shares purchased pursuant to the Plan shall be made in installments through payroll deductions, with no right of prepayment.

8.	Employee’s Election to Purchase; Grants of Options.

(a) In order to enroll and participate in the Plan, an Eligible Employee must make an election on a form provided by the Committee (or designee) stating the Eligible Employee’s desire to purchase Shares under the Plan during the Purchase Period in an amount (on an after-tax basis) not less than $10 but not more than 10% of the Eligible Employee’s Annual Pay which he or she elects to have withheld each payroll period during the Purchase Period. In order to be given effect, an Eligible Employee’s election to purchase Shares must be delivered on or before the last day of the Subscription Period to the person or office designated by the Committee to receive and accept such elections. Except as otherwise provided in the Plan, once enrolled in the Plan, a Participant’s payroll deduction authorization indicating his or her election to purchase Shares shall remain in effect unless and until modified or canceled by the Participant.

(b) Subject to the provisions of Section 8(c) below, once enrolled in the Plan, a Participant may increase or decrease an existing payroll deduction authorization once during a calendar year. Changes in payroll deduction authorizations shall become effective forty-five (45) days after a notice of change is received by the person or office designated by the Committee to receive and accept such changes but in no case will such change take effect until the Purchase Period following receipt of such notice. A Participant may cancel an existing payroll deduction authorization at any time pursuant to Section 14(a) hereof and thereby terminate participation in the Plan with respect to a Purchase Period.

(c) Notwithstanding the foregoing provisions, in no event shall a Participant be permitted to increase the rate of his payroll deductions under the Plan to an amount which would result in non-compliance with the limitations stated in Sections 11(a)(ii) or (iii) hereof.

(d) All payroll deductions made by a Participant shall be credited to such Participant’s account under the Plan. A Participant may not make any additional payments into such account except as otherwise provided herein.

(e) In the event a Participant makes a hardship withdrawal of employee deferral (401(k)) contributions under a 401 (k) profit sharing plan of the Company, a Subsidiary, or a Parent or an affiliate or any other plan qualified under Section 401(a) of the Code that contains a Code Section 401(k) feature, to the extent required by such plan or applicable law, such Participant’s payroll deductions and the purchase of Shares under the Plan shall be suspended until the first payroll period following the Offering Date commencing six (6) months after the date the Participant obtained the hardship withdrawal. If a Participant who elects a hardship withdrawal under such a 401(k) profit sharing plan or such other plan has a cash balance accumulated in his or her account at the time of the withdrawal that has not already been applied to purchase Shares, such cash balance shall be returned to the Participant as soon as administratively practicable.

9.	Exercise of Option.

(a) A Participant’s election to purchase Shares shall be exercised automatically on each Exercise Date following a Participant’s election, and the maximum number of whole and/or fractional Shares subject to such Option shall be purchased for such Participant at the applicable Option price with the accumulated payroll deductions in such Participant’s account. If all or any portion of the Shares cannot reasonably be purchased on the Exercise Date in the sole discretion of the Committee because of unavailability or any other reason, such purchase shall be made as soon thereafter as feasible. In no event shall certificates for any fractional Shares be issued under the Plan. Shares shall be credited to the Participant’s account as soon as administratively feasible after the Exercise Date.

(b) If all or any portion of the Shares that would otherwise be subject to Options granted on any Offering Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which Options have been exercised or are then outstanding) or if all or any portion of the Shares cannot reasonably be purchased on the Exercise Date in the sole discretion of the Committee because of any other reason, the Committee shall make a pro rata allocation of the Shares remaining available for Option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, (i) the Plan shall automatically terminate immediately after such Exercise Date and (ii) the Committee shall give written notice to each Participant of the reduction in the number of Option Shares affected thereby and shall similarly reduce the rate of each Participant’s payroll deductions, if necessary, and return any remaining payroll deduction balance credited to each Participant, if necessary.

10.	Delivery of Common Stock.

(a) All the Shares purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold as of the close of business on such Exercise Date. Prior to that time the Participant shall have none of the rights or privileges of a shareholder of the Company with respect to such Shares.

(b) All the Shares purchased pursuant to the Plan shall be delivered by the Company in a manner as determined from time to time, by the Board or its Committee. The Board or its Committee, in its discretion, may determine that the shares shall be delivered by the Company to the Participant by issuing and delivering a certificate for the number of Shares purchased by a Participant on an Exercise Date, or that the Shares purchased by a Participant on an Exercise Date, be delivered to a securities brokerage firm, as selected by the Board or its Committee, and such Shares shall be maintained by the securities brokerage firm in separate Plan accounts for Participants. The Company will not issue fractional Shares, but the securities brokerage firm will maintain fractional interest in such Shares.

(c) Each certificate or investment account, as the case may be, may be in the name of the Participant or in such Participant’s name jointly with a member of his or her family (over 21 years of age) with the right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such joint tenancy may have a certificate or Plan account in his or her name as tenant in common with a member of his or her family (over 21 years of age), without right of survivorship. Such designation may be changed by filing a notice of such change.

11.	Limitations of Number of Shares Which May Be Purchased.

(a) Notwithstanding any provisions of the Plan to the contrary, no individual shall be granted an Option under the Plan:

(i) if, immediately after the grant, such individual (or any other person whose stock would be attributed to such individual pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding Options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary or Parent; or

(ii) which permits such individual’s right to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for any calendar year in which such option is outstanding at any time; or

(iii) which permits an Eligible Employee to purchase Shares during any one offering pursuant to the Plan for an aggregate purchase price (which shall be computed on an annual basis in the event the Purchase Period is more or less than twelve (12) months) in excess of ten percent (10%) of his or her Annual Pay.

(b) An Eligible Employee may elect to purchase less than the number of Shares which he or she is entitled to elect to purchase.

12.	Shareholder Rights.

The Common Stock purchased upon exercise of an Option hereunder shall be credited to the Participant’s account under the Plan and shall be deemed to be transferred to the Participant on the Exercise Date. Only upon the issuance of Shares to a Participant or his agent (and only in respect to such Shares purchased) shall a Participant obtain the rights of shareholders, including, without limitation, any right to vote the Shares or receive any dividends or any other distributions thereon. The Shares purchased will be issued as soon as practicable after the Exercise Date.

13.	Rights to Purchase Shares Not Transferable.

(a) Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive Shares under the Plan may be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as a cancellation of a Participant’s election to purchase shares in accordance with Section 14 hereof.

(b) All rights of a Participant granted under this Plan, including but not limited to, the grant of an Option, the right to exercise an Option and the ability to authorize payroll deductions shall relate solely to a Participant, except as otherwise provided in Section 17 hereof.

14.	Cancellation of Election to Purchase.

(a) A Participant who has elected to purchase Shares during a Purchase Period may cancel his or her election to purchase Shares with respect to such Purchase Period. Any such cancellation shall apply to all payroll deductions withheld (and any other amounts credited to his or her account) during the Purchase Period. A cancellation shall be effective as soon as administratively feasible after the delivery by the Participant of sufficient prior written notice of cancellation on a form provided by, or acceptable to, the Committee for such purpose to the office or person designated by the Committee to receive such elections. In order to be given effect with respect to a Purchase Period, a notice of cancellation must be so delivered no later than the date set by the Committee.

(b) A Participant’s rights, upon the cancellation of his or her election to purchase Shares, shall be limited to receiving in cash, as soon as practicable after delivery of the notice of cancellation, the cash balance (without interest) then credited to his or her account.

(c) A Participant’s cancellation of his or her election to purchase Shares in an offering shall not have any effect upon such Participant’s eligibility to participate in a subsequent offering or in any similar plan which may hereafter be adopted by the Company; provided, however, that in the event a Participant cancels his or her election to purchase Shares in an offering such Participant may not reenter the Plan until twelve (12) months from the date the Participant canceled his or her election.

15.	Leave of Absence or Layoff.

Subject to the second sentence of this Section 15, in the event that, during a Purchase Period, a Participant is granted a leave of absence (including a military leave) or is laid off, the Participant’s election to purchase Shares shall be deemed to have been canceled at the time of the leave of absence or layoff. A Participant’s rights upon a leave of absence (including a military leave) or layoff shall, subject to any rights under law, be limited to having the cash balance credited to his or her account at the time such leave of absence or layoff becomes effective applied to the purchase of the number of Shares such amount will then purchase at the end of the Purchase Period.

16.	Effect of Failure to Make Payments When Due.

(a) If, in any payroll period, for any reason not set forth in Section 14, a Participant who has filed an election to purchase Shares under the Plan has no pay or his or her pay is insufficient (after other authorized deductions) to permit payroll deductions to be withheld and credited to his account in the Plan, the Participant may make an installment payment (or payments) to the Plan in cash at such time equal to the amount (or amounts) that would have been withheld from his pay. If the Participant fails to make such cash payment (or payments), when the Participant’s pay is again sufficient to permit the resumption of payroll deductions, the Participant will be required to pay in cash the amount of the deficiency in his or her account or arrange for uniformly increased payroll deductions such that, assuming the maximum purchase price per Share, payment for the maximum number of Shares covered by his or her Option will be completed in the last month of the Purchase Period. If the Participant elects to make increased installment payments, he or she may, nevertheless, at any time make up the remaining deficiency by making a lump sum payment.

(b) Subject to paragraph (a) above and other provisions of the Plan permitting postponement, the Company may treat the failure by a Participant to make any payment as a cancellation of his or her election to purchase Shares. Such cancellation will be affected by mailing notice to him or her at his or her last known business or home address. Upon such mailing, his or her only right will be to receive in cash the amount credited to his or her account.

17.	Termination of Continuous Service; Other Involuntary Withdrawal.

If a Participant’s Continuous Service terminates for any reason, or if a Participant ceases to be an Eligible Employee, the entire payroll deduction amount of such Employee on the effective date of any such occurrence shall be used to purchase Shares hereunder as of the next succeeding Exercise Date; provided, however, that if a Designated Subsidiary is no longer part of the Plan, the entire payroll deduction amount to the credit of a Participant who is employed by such Subsidiary shall be refunded to such Employee.

18.	Dividends and Interest.

(a) Cash dividends, if any, on Shares acquired through the Plan will be automatically paid by check directly to the Participant by the Company, or if applicable, the transfer agent. Dividends paid in property other than cash or Common Stock shall be distributed to Participants as soon as practicable.

(b) Except as required by law, no interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

19.	Application of Funds.

All funds received by the Company in payment for Shares purchased under the Plan and held by the Company at any time may be used for any valid corporate purpose.

20.	Amendment and Termination.

The Company, by action of the Board of Directors (or a duly authorized committee) or the Committee may at any time terminate, amend or freeze the Plan. No such termination shall adversely affect Options previously granted and no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant. No amendment shall be effective unless approved by the shareholders of the Company if shareholder approval of such amendment is required to comply with Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange rule. Upon termination of the Plan, the Company shall return or distribute the payroll deductions credited to a Participant’s account (that have not been used to purchase Shares) and shall distribute or credit Shares credited to a Participant’s account. Upon the freezing of the Plan, any payroll deductions credited to a Participant’s account (that have not been used to purchase Shares) shall be used to purchase Shares in accordance with Section 9 hereof, substituting the term Exercise Date with the effective date of the freezing of the Plan.

21.	Reports.

Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at such times prescribed by the Committee; such statements shall set forth the amounts of payroll deductions, the purchase price per Share, the number of Shares purchased, the aggregate Shares in the Participant’s account and the remaining cash balance, if any.

22.	Effective Date; Governmental Approvals or Consents.

The Plan was adopted, subject to shareholder approval, by the Board of Directors on September 29, 2005, effective as of January 1, 2005. The Plan and any offerings and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. The Board of Directors or the Committee may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority and so that Eligible Employees participating in the Plan will be eligible for tax benefits under the Code or the laws of any state.

23.	Notices.

All notices or other communications by a Participant to the Company or the Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or Committee at the location, or by the person, designated for the receipt thereof and within the time period prescribed by the Company or Committee. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and the delivery of other information. Any notices or communications by the Company to a Participant shall be deemed given if directed to such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing shall be suspended until the Participant furnishes the proper address.

24.	Regulations and Other Approvals; Governing Law.

(a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Connecticut without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(c) To the extent required, the Plan is intended to comply with exemptive conditions under Rule 16b-3 and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

(d) The Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor is it intended to be qualified under Section 401(a) of the Code.

25.	Withholding of Taxes.

(a) If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant’s exercise of an Option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall immediately, or as soon as practicable thereafter, notify the Company thereof and, if applicable, thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

(b) Notwithstanding anything herein to the contrary, the Employer shall have the right to make such provisions as it deems necessary to satisfy any obligations to withhold federal, state, or local income taxes or other taxes incurred by reason of the issuance of Common Stock pursuant to the Plan. Notwithstanding anything herein to the contrary, if applicable, the Employer may require a Participant to remit an amount equal to the required withholding amount and may invalidate any election if the Participant does not remit applicable withholding taxes. Without limiting the generality of the foregoing, solely to the extent permitted by law, any withholding obligation with regard to any Participant may be satisfied by: (i) reducing the number of shares of Common Stock otherwise deliverable to the Participant; (ii) subject to the Committee’s prior consent, any method approved by the Committee; or (iii) by the Participant paying cash directly to the Company.

26.	Restrictions.

(a) All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable to assist in the compliance with any applicable tax withholding laws or under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

27.	No Employment Rights.

The establishment and operation of this Plan shall not confer any legal rights upon any Participant or other person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any employee and to treat him or her without regard to the effect which that treatment might have upon him or her as a Participant or potential Participant under the Plan.

28.	Severability of Provisions.

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

29.	Construction.

The use of a masculine pronoun shall include the feminine, and the singular form shall include the plural form, unless the context clearly indicates otherwise. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

THE DRESS BARN, INC.
30 Dunnigan Drive
Suffern, New York 10901

This Proxy is Solicited on Behalf of The Board of Directors

The undersigned hereby appoints David R. Jaffe and John Usdan, and each or either of them, proxies for the undersigned with full power of substitution, to appear and vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present, and otherwise with the same force and effect as the undersigned, at the Annual Meeting of Shareholders of the Company to be held at The Dress Barn Corporate Headquarters, 30 Dunnigan Drive, Suffern, New York, on Wednesday, November 30, 2005 at 2:00 P.M., and any adjournments thereof, upon the matters set forth in the Notice of such meeting and Proxy Statement, receipt of which is hereby acknowledged:

(Continued and to be signed on reverse side)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS: PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.	☒

1.	PROPOSAL TO ELECT THREE	FOR ALL	WITHHOLD	2.	PROPOSAL TO APPROVE	FOR	AGAINST	ABSTAIN
	DIRECTORS FOR TERMS	Nominees listed	AUTHORITY		AN AMENDMENT TO THE	☐	☐	☐
	EXPIRING IN 2008 AND ONE	to the left	to vote for all		COMPANY’S CERTIFICATE
	DIRECTOR FOR A TERM	(except as marked	nominees listed		OF INCORPORATION.
	EXPIRING IN 2006.	to the contrary).	to the left.
				3.	PROPOSAL TO APPROVE	FOR	AGAINST	ABSTAIN
	Kate Buggeln (3-year term)				AMENDMENTS TO THE	☐	☐	☐
	Klaus Eppler (3-year term)				COMPANY’S 2001 STOCK
	David R. Jaffe (3-year term)				OPTION PLAN.
	Randy L. Pearce (1-year term)	☐	☐
				4.	PROPOSAL TO APPROVE	FOR	AGAINST	ABSTAIN
	TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE				THE COMPANY’S	☐	☐	☐
	THE NAME OF THE NOMINEE IN THE SPACE PROVIDED BELOW:				EXECUTIVE 162(M)
BONUS PLAN

				5.	PROPOSAL TO APPROVE	FOR	AGAINST	ABSTAIN
					THE COMPANY’S 2005	☐	☐	☐
EMPLOYEE STOCK
PURCHASE PLAN.

In the discretion of the proxies, upon all other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of all nominees as Director.

Signature(s):___________________________________________           Date: _______, 2005
IMPORTANT: Please sign here exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.